EXHIBIT 10.46

Execution version

Fourth Amendment and Restatement Agreement

Inigo Corporate Member Limited

as Borrower

Inigo Limited

as Original Guarantor

The Financial Institutions listed in Schedule 1

as Original Lenders

Barclays Bank PLC, National Westminster Bank PLC, ING Bank N.V., London Branch, SMBC Bank International plc, Lloyds Bank PLC, ABN AMRO Bank N.V., HSBC Bank plc and The Bank of Nova Scotia, London Branch

as Mandated Lead Arrangers

and

Barclays Bank PLC

as Agent and Security Agent

relating to a letter of credit facility agreement dated 3 November 2021 as previously amended and restated on 31 October 2022, 26 October

2023 and 29 October 2024 and as amended pursuant to an

amendment agreement dated 23 December 2024

30 October 2025

Contents

1.	INTERPRETATION	2
2.	CONSENTS AND WAIVERS	2
3.	FOURTH AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT	6
4.	TRANSITIONAL PROVISIONS	6
5.	STATUS OF DOCUMENTS	7
6.	REPRESENTATIONS AND WARRANTIES	7
7.	MISCELLANEOUS	8
8.	GOVERNING LAW AND SUBMISSION TO JURISDICTION	8

Schedule

1.	Lenders	10
2.	Conditions Precedent	11
3.	Form of Amendment Request	13
4.	Restated Facility Agreement	15

Ashurst

THIS FOURTH AMENDMENT AND RESTATEMENT AGREEMENT is made on ___________________ 2025

BETWEEN:

(1)
INIGO CORPORATE MEMBER LIMITED (No. 12829143) a company incorporated in England and Wales and having its registered office at 25 Fenchurch Avenue, London EC3M 5AD (the "Borrower");
(2)
INIGO LIMITED (No. 12764745) a company incorporated in England and Wales and having its registered office at 25 Fenchurch Avenue, London EC3M 5AD (the "Parent" and the "Original Guarantor");
(3)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders) as original lenders (the "Original Lenders");
(4)
BARCLAYS BANK PLC, NATIONAL WESTMINSTER BANK PLC, ING BANK N.V., LONDON BRANCH, SMBC BANK INTERNATIONAL PLC, LLOYDS BANK PLC, ABN AMRO BANK N.V., HSBC BANK PLC AND THE BANK OF NOVA SCOTIA, LONDON BRANCH as mandated lead arrangers (together the "Mandated Lead Arrangers" and each a "Mandated Lead Arranger" );
(5)
BARCLAYS BANK PLC as facility agent of the other Finance Parties (the "Agent"); and
(6)
BARCLAYS BANK PLC as security agent and trustee of the other Finance Parties (the "Security Agent").

WHEREAS:

(A)
The parties to this agreement entered into a letter of credit facility agreement dated 3 November 2021 under which the Lenders made available to the Borrower a $145,000,000 facility (the "Facility Agreement").
(B)
Pursuant to the first amendment and restatement agreement dated 31 October 2022, the Facility Agreement was amended in order to effect certain agreed amendments, including an increase in the total commitments to $300,000,000.
(C)
Pursuant to the second amendment and restatement agreement dated 26 October 2023, the Facility Agreement was amended in order to effect certain agreed amendments, including an increase in the total commitments to $469,000,000.
(D)
Pursuant to the third amendment and restatement agreement dated 29 October 2024, the Facility Agreement was amended in order to effect certain agreed amendments, including an increase in the total commitments to $520,000,000.
(E)
Pursuant to the Borrower FAL restructuring amendment agreement dated 23 December 2024, the Facility Agreement was amended in order to effect certain agreed amendments to reflect an internal restructuring of the Borrower and transfer of Primary FAL.
(F)
The beneficial owners of the Shares in the Parent have agreed to sell to the Buyer (and the Buyer has agreed to purchase) all of their Shares in the Parent (such sale and purchase of the Shares in the Parent being the "Parent Share Sale"). The Parent Share Sale shall, upon completion, constitute a Change of Control for the purposes of clause 4.2 (Change of control) of the Restated Facility Agreement.
(G)
Subject to the terms and conditions of this agreement, each Lender has consented to and waived its respective rights under clause 4.2 (Change of control) of the Restated Facility

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Agreement in respect of the Change of Control constituted solely by the Parent Share Sale as set out below.
(H)
The parties to this agreement have agreed to enter into this agreement in order to amend and restate the terms of the Facility Agreement in the manner set out below.

The Parties agree as follows:

1.
INTERPRETATION
1.1
Definitions
(a)
Unless a contrary intention appears in this agreement, any word or expression defined in Schedule 4 (Restated Facility Agreement) will have the same meaning when it is used in this agreement.
(b)
In this agreement:

"Amendment Documents" means this agreement, the Fourth Amendment Arrangement Fee Letter and the Fourth Amendment Agency Fee Letter;

"Amendment Request" means a notice substantially in the form set out in Schedule 3 (Form of Amendment Request);

"Buyer" means Radian US Holdings Inc., a Delaware corporation whose principal executive office is at 550 East Swedesford Rd., Suite 350, Wayne, PA 19087 or any permitted assignee or transferee which is owned or controlled directly or indirectly by Radian Group Inc., a Delaware corporation whose principal executive office is at 550 East Swedesford Rd., Suite 350, Wayne, PA 19087;

"Effective Date" means the date on which the Agent notifies the Borrower that all the conditions precedent listed in Schedule 2 (Conditions Precedent) have been fulfilled to its satisfaction;

"Fourth Amendment Agency Fee Letter" means the fee letter dated on or about the date of this agreement between the Borrower and the Agent; and

"Fourth Amendment Arrangement Fee Letter" means the fee letter dated on or about the date of this agreement between, the Borrower, the Mandated Lead Arrangers and the Agent.

"Restated Facility Agreement" means the Facility Agreement as amended and restated in accordance with this agreement in the form set out in Schedule 4 (Restated Facility Agreement); and

"Shares" means all of the shares issued by the Parent.

1.2
Construction

Clause 1.2 (Construction) of the Facility Agreement will be deemed to be set out in full in this agreement, but as if references in that clause to the Facility Agreement were references to this agreement.

2.
CONSENTS AND WAIVERS
(a)
On and from the Effective Date, subject to paragraph (e) below, each Lender:
(i)
acknowledges and confirms for the purposes of clause 4.2(a)(i) (Change of control) of the Restated Facility Agreement that the Borrower has notified

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the Agent of the forthcoming occurrence of the Change of Control resulting from the Parent Share Sale;
(ii)
confirms, notwithstanding clause 4.2(a)(ii) (Change of control) of the Restated Facility Agreement, its unconditional consent to the Parent Share Sale;
(iii)
unconditionally waives its respective rights under clause 4.2(a)(ii) (Change of control) of the Restated Facility Agreement that would otherwise arise as a result of the Parent Share Sale; and
(iv)
agrees that, with effect from the date on which the Parent Share Sale is completed, references in the definition of "Change of Control" in clause 1 (Definitions and Interpretation) of the Restated Facility Agreement to (A) "existing shareholders", shall be construed for all purposes as references to the Buyer and (B) "the date of this Agreement", shall be construed for all purposes as references to the date on which the Parent Share Sale is completed.
(b)
Promptly following completion of the Parent Share Sale, where such transaction obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent or Managing Agent shall promptly upon the request of the Agent or any Lender procure the supply of such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender in order for the Agent, or such Lender, to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the Parent Share Sale.
(c)
If the Agent or any Lender is unable to complete its "know your customer" or similar identification procedures pursuant to paragraph (b) above to its satisfaction (whether as a result of the Parent or Managing Agent being unable to procure the relevant information or otherwise), it shall notify the Agent accordingly and, upon the receipt by the Agent of such notice, an Illegality Event shall be deemed to have occurred in respect of that Lender and clause 4.1(c) of the Restated Facility Agreement shall apply.
(d)
Subject to paragraph (e) below, the parties to this agreement agree that, with effect from the date on which the Parent Share Sale is completed:
(i)
references in the Restated Facility Agreement to "GAAP" shall be construed as references to:
(A)
in relation to GAAP as applied prior to the date on which the Parent Share Sale is completed, generally accepted accounting principles in the United Kingdom; and
(B)
in relation to GAAP as applied on or after the date on which the Parent Share Sale is completed: (x) for all purposes relating to the management accounts delivered pursuant to clause 16.2 (Quarterly Management Accounts) of the Restated Facility Agreement and for all purposes of clauses 17.2 (Financial Definitions), 17.4 (Accounting Terms) and 18.5(c)(iv)(B) (Negative Pledge) of the Restated Facility Agreement, generally accepted accounting principles in the United States and (y) otherwise, generally accepted accounting principles in the United Kingdom;

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(ii)
the definition of "Finance Lease" in clause 1 (Definitions and Interpretation) of the Restated Facility Agreement shall be deleted in its entirety and replaced with the following:

""Finance Lease" means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with GAAP as it was applied in the preparation of the Borrower's or the Parent's financial statements for the year ended 31 December 2024, have been treated as an operating lease (and for the avoidance of any doubt, any building or property lease which would be treated as an operating lease under the applicable GAAP or as a right of use asset under IFRS, shall not, at any time, be considered to be a Finance Lease for the purposes of this agreement));";

(iii)
clause 16.2 (Quarterly Management Accounts) of the Restated Facility Agreement shall be deleted in its entirety and replaced with the following:

"Each Obligor shall supply to the Agent in sufficient copies for all the Lenders as soon as the same becomes available, but in any event within 60 days after the end of each financial quarter the unaudited, consolidated balance sheet and profit and loss account and a cash flow statement, of each Obligor for each quarter of the financial year.";

(iv)
clause 16.4(a) (Compliance Certificates) of the Restated Facility Agreement shall be deleted in its entirety and replaced with the following:

"The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to clause 16.2 (Quarterly Management Accounts), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 17 (Financial Condition) as at the date as at which those financial statements were drawn up.";

(v)
clause 16.5 (Requirements as to financial statements) of the Restated Facility Agreement shall be deleted in its entirety and replaced with the following:

"Unless otherwise agreed by the Majority Lenders, the Borrower and the Parent (as applicable) shall procure that each set of financial statements delivered:

(a) pursuant to (x) clause 16.1 (Annual Statements); and (y) prior to the date on which the Parent Share Sale (as defined in the Fourth Amendment and Restatement Agreement) is completed, clause 16.2 (Quarterly Management Accounts), is prepared using accounting practices and financial reference periods consistent with those applied in the preparation of the audited financial statements for the financial year ended 31 December 2024, taking into account any adjustments for the adoption of FRS 102 standards in respect of lease accounting requirements by the Borrower and the Parent in 2025 (the "UK GAAP Benchmark Financial Statements") for that company unless, in relation to any such set of financial statements, it notifies the Agent that there has been a change in such accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant company or, where the relevant set of financial

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statements delivered are not audited financial statements, the relevant company) deliver to the Agent:

(i) a description of any change necessary for those financial statements to reflect the accounting practices and reference periods upon which such company's UK GAAP Benchmark Financial Statements were prepared; and

(ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 17 (Financial Condition) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that company's UK GAAP Benchmark Financial Statements;

(b) in the case of the first set of management accounts delivered pursuant to clause 16.2 (Quarterly Management Accounts) following the date on which the Parent Share Sale (as defined in the Fourth Amendment and Restatement Agreement) is completed (the "US GAAP Benchmark Management Accounts"), such management accounts are prepared under US GAAP and delivered together with sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 17 (Financial Condition) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that company's UK GAAP Benchmark Financial Statements; and

(c) in the case of management accounts, other than the US GAAP Benchmark Management Accounts, delivered pursuant to clause 16.2 (Quarterly Financial Statements) following the date on which the Parent Share Sale (as defined in the Fourth Amendment and Restatement Agreement) is completed, such management accounts, to the extent not prepared on a basis consistent with the US GAAP Benchmark Management Accounts, are delivered together with:

(i) a description of any change necessary for those financial statements to reflect the accounting practices and reference periods upon which such company's US GAAP Benchmark Management Accounts were prepared; and

(ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 17 (Financial Condition) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that company's US GAAP Benchmark Management Accounts, and any reference in this agreement to those financial statements referenced above shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the UK GAAP

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Benchmark Financial Statements or the US GAAP Benchmark Management Accounts, as applicable, were prepared."; and

(vi)
clause 17.3 (Financial Testing) of the Restated Facility Agreement shall be deleted in its entirety and replaced with the following:

"The financial covenants set out in this clause 17 shall be tested only by reference to each of the management accounts delivered pursuant to clause 16.2 (Quarterly Management Accounts) and/or each Compliance Certificate delivered pursuant to clause 16.4 (Compliance Certificates) (and all references to the financial statements or management accounts in clause 17.2 shall be read and construed as being only to such management accounts).".

(e)
If the Parent Share Sale has not completed on or prior to 31 August 2026 (or any later date which the Agent and the Borrower may agree), then the consent of each Lender recorded in paragraph (a)(ii) above, the waiver of each Lender's respective rights recorded in paragraph (a)(iii) above and the agreements and amendments recorded in paragraphs (a)(iv) and (d) above will, in each case, be deemed to have no longer been given and will not take effect.
3.
FOURTH AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT
3.1
Amendment and Restatement
(a)
The Facility Agreement will, with effect from (and including) the Effective Date, be amended and restated in the form set out in Schedule 4 (Restated Facility Agreement) so that the rights and obligations of the parties from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Facility Agreement.
(b)
The parties to this agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Facility Agreement.
3.2
Effective Date
(a)
The Agent (acting on the instructions of the Majority Lenders) will notify the Parent and the Lenders promptly when the Effective Date occurs.
(b)
If the Effective Date has not occurred by 10 November 2025 (or any later date which the Agent and the Borrower may agree), then clauses 2 (Consents and Waivers), 3 (Fourth Amendment and Restatement of Facility Agreement) and 5 (Status of Documents) will lapse and none of the amendments recorded in clause 3.1 (Amendment and Restatement) will take effect.
4.
TRANSITIONAL PROVISIONS

Each party to this agreement acknowledges and agrees that:

(a)
prior to the date of this agreement, the Borrower requested the issuance of certain Letters of Credit under the Facility Agreement which have been issued and remain outstanding ("Existing Letters of Credit");
(b)
prior to the Effective Date, the Borrower shall submit one or more Amendment Requests for Letters of Credit issued under the Facility Agreement to amend all of the Existing Letters of Credit;

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(c)
on or after the Effective Date and promptly following receipt by the Agent of an Amendment Request in respect of the Existing Letters of Credit, the Agent shall issue an amendment request to Lloyd’s (an "Amendment Request to Lloyd’s") requesting the amendment of the Existing Letters of Credit on the terms specified in the Amendment Request (the period on and from the Effective Date to (but excluding) the date on which the Existing Letters of Credit which are the subject of an Amendment Request to Lloyd’s are amended pursuant to the terms of that Amendment Request to Lloyd’s); and
(d)
the Utilisation Date specified in the Utilisation Request delivered on or about the Effective Date shall be deemed to be the Utilisation Date of the Existing Letters of Credit for the purposes of the Facility Agreement.
5.
STATUS OF DOCUMENTS
5.1
Continuing Obligations

With effect from the Effective Date:

(a)
except as varied by the terms of this agreement, the Facility Agreement and the other Finance Documents will remain in full force and effect. Each party to this agreement reconfirms all of its obligations under the Facility Agreement (as amended and restated by this agreement) and under the other Finance Documents; and
(b)
any reference in the Finance Documents to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Facility Agreement, or that provision, as amended and restated by this agreement.
5.2
Finance Document

This agreement will constitute a Finance Document.

5.3
Guarantee Confirmation

The Original Guarantor confirms and agrees that with effect from (and including) the Effective Date, the guarantees and indemnities set out in clause 14 (Guarantee and Indemnity) of the Restated Facility Agreement shall apply and extend to the obligations of each Obligor under the Finance Documents (as defined in the Restated Facility Agreement).

6.
REPRESENTATIONS AND WARRANTIES

Each Obligor makes to each Finance Party each of the Repeating Representations, in each case:

(a)
on the date of this agreement and on the Effective Date;
(b)
by reference to the facts and circumstances then existing; and
(c)
on the basis that references to this "agreement" in the Repeating Representations, should be construed as references to this agreement and to the Facility Agreement, and on the Effective Date, to the Restated Facility Agreement,

and acknowledges that each Finance Party has entered into this agreement and has agreed to the amendment and restatement effected by this agreement in full reliance on those representations and warranties.

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7.
MISCELLANEOUS
7.1
Expenses

The Borrower shall, promptly on demand, pay the Agent, each Mandated Lead Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of this agreement and all documents referred to in this agreement.

7.2
Invalidity of any Provision

If, at any time, any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.3
Counterparts

This agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

7.4
Third Party Rights
(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this agreement.
(b)
Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this agreement at any time.
7.5
Fourth Amendment Arrangement Fee

The Borrower shall pay to the Agent (for the account of each Mandated Lead Arranger) an amendment arrangement fee in the amount and at the times agreed in the Fourth Amendment Arrangement Fee Letter.

8.
GOVERNING LAW AND SUBMISSION TO JURISDICTION
8.1
Governing Law

This agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.2
Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute regarding the existence, validity or termination of this agreement or any non-contractual obligation arising out of or in connection with this agreement) (a "Dispute").
(b)
The parties to this agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(c)
This clause 8.2 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in

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any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof this agreement has been duly executed on the date first above written.

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Schedule 1

Lenders

Name of Lender	Commitment prior to the Effective Date	Commitment from (and including) the Effective Date
Barclays Bank PLC	$71,000,000	$84,400,000
ING Bank N.V., London Branch	$71,000,000	$84,400,000
Lloyds Bank PLC	$71,000,000	$84,400,000
National Westminster Bank PLC	$71,000,000	$84,400,000
SMBC Bank International plc	$71,000,000	$84,400,000
ABN AMRO Bank N.V.	$55,000,000	$66,000,000
HSBC Bank plc	$55,000,000	$66,000,000
The Bank of Nova Scotia, London Branch	$55,000,000	$66,000,000
Total Commitments	$520,000,000	$620,000,000

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Schedule 2

Conditions Precedent

1.
CORPORATE DOCUMENTS
1.1
A copy of the constitutional documents of each Obligor or a certificate from an authorised signatory of the relevant Obligor certifying that no change, amendment or other variation has been made to its constitutional documents since they were last delivered to the Agent as a condition precedent under the Facility Agreement.
1.2
A copy of a resolution of the board of directors of each Obligor:
(a)
approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it execute the Amendment Documents to which it is a party;
(b)
authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Documents to which it is a party.
1.3
A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.4
A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, securing or similar limit binding on it to be exceeded.
1.5
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this agreement.
2.
FINANCE DOCUMENTS
2.1
This agreement duly executed by the parties thereto.
2.2
The Fourth Amendment Arrangement Fee Letter duly executed by the parties thereto.
2.3
The Fourth Amendment Agency Fee Letter duly executed by the parties thereto.
3.
LEGAL OPINIONS

A legal opinion of Ashurst LLP, legal advisers to the Mandated Lead Arrangers, the Agent and Security Agent in England, substantially in the form distributed to the Lenders prior to signing this agreement.

4.
OTHER DOCUMENTS AND EVIDENCE
4.1
Satisfaction of all "know your customer" or other similar checks under all applicable laws and regulations in relation to the Obligors.
4.2
A draft CIL statement based on management's best estimate as of the date of this agreement.

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4.3
A draft of the FAL reorganisation form showing the new FAL being provided in the form of an increase to a Letter of Credit under the Restated Facility Agreement.
4.4
A copy of the Amendment Request with respect to Letter of Credit No. 55053355.
4.5
Evidence that the fees, costs and expenses then due from the Borrower have been paid or will be paid by the first Utilisation Date.
4.6
A copy of a structure chart of the Group.
4.7
A copy of an indicative structure chart of the Group following completion of the proposed Parent Share Sale.
4.8
A copy of the latest audited financial statements of the Group and the Borrower.
4.9
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Amendment Document or for the validity and enforceability of any Amendment Document.

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Schedule 3

Form of Amendment Request

From: [Borrower]

To: Barclays Bank PLC as Agent

Dated:

Dear Sir / Madam

Inigo Corporate Member Limited letter of credit facility agreement dated 3 November 2021 as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024 and as amended on 23 December 2024 (the "Agreement") and as further amended and restated on the date hereof pursuant to an amendment and restatement agreement (the "Amendment Agreement")

1.
We refer to the Agreement. This is an Amendment Request (as defined in the Amendment Agreement). Terms defined in the Agreement have the same meaning in this Amendment Request unless given a different meaning in this Amendment Request.
2.
We refer to the following Letter of Credit:

Letter of Credit Number: [ ● ]

Issuance date: [ ● ]

Original amount/currency: [ ● ]

Beneficiary: [ ● ]

3.
We request that the Agent amend the Letter of Credit described in paragraph 2 above as follows:
a.
the amount of the Letter of Credit shall be increased to [ ● ];
b.
the Expiry Date shall be [ ● ]; and
c.
[TBC if any other changes are required].
4.
In making the amendments described in paragraph 3 above, the Agent shall make such other amendments as are required for the purpose of effecting those paragraph 3 amendments.
5.
In addition, we request confirmation of the names of each Lender and their respective commitments in the Letter of Credit (as amended pursuant to this Amendment Request).
6.
The Letter of Credit (as amended pursuant to this Amendment Request) is to form part of the Funds at Lloyd’s of the Account Party to support the Account Party’s (as defined or referenced in the M&URs) underwriting at Lloyd's as a member of Syndicate 1301 for the 2026 year of account and prior open years of account.
7.
We confirm that each applicable condition specified in clause 2.7 (Further Conditions Precedent) of the Agreement is satisfied on the date of this Amendment Request.
8.
This Amendment Request is irrevocable.

Yours faithfully,

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[Authorised signatory of the Borrower]

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Schedule 4

Restated Facility Agreement

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Signatories to the Fourth Amendment and Restatement Agreement

The Borrower

Signed by for and on behalf of INIGO CORPORATE MEMBER LIMITED	) ) ) )	/s/ Stuart Bridges

The Original Guarantor

Signed by for and on behalf of INIGO LIMITED	) ) ) )	/s/ Stuart Bridges

The Original Lenders

Signed by James Nicol for and on behalf of BARCLAYS BANK PLC	) ) ) )	/s/ James Nicol

Signed by Greg Thurling for and on behalf of NATIONAL WESTMINSTER BANK PLC	) ) ) )	/s/ Greg Thurling

Signed by Marriet Groen Olive Yu for and on behalf of ING BANK N.V., LONDON BRANCH	) ) ) ) ) )	/s/ Marriet Groen /s/ Olive Yu

Signed by /s/ Lioan Nidou for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) ) ) ) )	/s/ CSasaki

Signed by Blair Daly for and on behalf of LLOYDS BANK PLC	) ) ) )	/s/ Blair Daly

Signed by Yurriaan Nederpel Martijn Bakker for and on behalf of ABN AMRO BANK N.V.	) ) ) ) ) )	/s/ Yurriaan Nederpel /s/ Martijn Bakker

Signed by Isanna Devine for and on behalf of HSBC BANK PLC	) ) ) )	/s/ Isanna Devine

Signed by David Chu Ralph Booth for and on behalf of THE BANK OF NOVA SCOTIA, LONDON BRANCH	) ) ) ) ) ) )	/s/ David Chu /s/ Ralph Booth

The Mandated Lead Arrangers

Signed by /s/ James Nicol for and on behalf of BARCLAYS BANK PLC	) ) ) )

Signed by /s/ Greg Thurling for and on behalf of NATIONAL WESTMINSTER BANK PLC	) ) ) )

Signed by /s/ Marriet Groen /s/ Olive Yu for and on behalf of ING BANK N.V., LONDON BRANCH	) ) ) ) ) )

Signed by /s/ Lioan Nidou /s/ C Sasaki for and on behalf of SMBC BANK INTERNATIONAL PLC	) ) ) ) ) )

Signed by /s/ Blair Daly for and on behalf of LLOYDS BANK PLC	) ) ) )

Signed by /s/ Yurriaan Nederpel /s/ Martijn Bakker for and on behalf of ABN AMRO BANK N.V.	) ) ) )

Signed by /s/ Isanna Devine for and on behalf of HSBC BANK PLC	) ) ) )

Signed by /s/ David Chu /s/ Ralph Booth for and on behalf of THE BANK OF NOVA SCOTIA, LONDON BRANCH	) ) ) ) ) ) )

The Agent

Signed by /s/ James Nicol for and on behalf of BARCLAYS BANK PLC	) ) ) )

The Security Agent

Signed by /s/ James Nicol for and on behalf of BARCLAYS BANK PLC	) ) ) )

Execution version

$620,000,000 Letter of Credit Facility Agreement

Inigo Corporate Member Limited
as Borrower

Inigo Limited
as Original Guarantor

The Financial Institutions listed in schedule 1
as Original Lenders

Barclays Bank PLC, National Westminster Bank PLC, ING Bank N.V., London Branch, SMBC Bank International plc, Lloyds Bank PLC, ABN AMRO Bank N.V., HSBC Bank plc and The Bank of Nova Scotia, London Branch
as Mandated Lead Arrangers

and

Barclays Bank PLC
as Agent and Security Agent

Dated 3 November 2021 as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024. as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on 30 October 2025

Contents

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE FACILITY	20
3.	UTILISATION	22
4.	PREPAYMENT, CANCELLATION AND COLLATERALISATION	24
5.	LETTER OF CREDIT COMMISSION	28
6.	DEFAULT INTEREST	28
7.	FEES	29
8.	BORROWER'S INDEMNITY TO THE LENDERS	29
9.	TAX GROSS UP AND INDEMNITIES	31
10.	INCREASED COSTS	37
11.	OTHER INDEMNITIES	38
12.	MITIGATION BY THE LENDERS	40
13.	COSTS AND EXPENSES	41
14.	GUARANTEE AND INDEMNITY	42
15.	REPRESENTATIONS	45
16.	INFORMATION UNDERTAKINGS	49
17.	FINANCIAL CONDITION	54
18.	GENERAL UNDERTAKINGS	56
19.	EVENTS OF DEFAULT	66
20.	CHANGES TO THE LENDERS	71
21.	CHANGES TO THE OBLIGORS	76
22.	ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS	77
23.	THE SECURITY AGENT	86
24.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	98
25.	SHARING AMONG THE FINANCE PARTIES	98
26.	PAYMENT MECHANICS	100
27.	SET-OFF	103

28.	APPLICATION OF PROCEEDS	104
29.	NOTICES	105
30.	CALCULATIONS AND CERTIFICATES	108
31.	PARTIAL INVALIDITY	108
32.	REMEDIES AND WAIVERS	108
33.	AMENDMENTS AND WAIVERS	109
34.	CONFIDENTIALITY	110
35.	COUNTERPARTS	114
36.	CONTRACTUAL RECOGNITION OF BAIL-IN	114
37.	GOVERNING LAW	114
38.	ENFORCEMENT	114

Schedule

1.	The Original Lenders	116
2.	Conditions Precedent to Initial Utilisation	117
3.	Form of Utilisation Request	121
4.	Form of Transfer Certificate	123
5.	Form of Assignment Agreement	125
6.	Form of Compliance Certificate	129
7.	Form of Letter of Credit	131
8.	Letter of Comfort [on Lloyd's letterhead]	136
9.	Form of Accession Letter	139
10.	Form of Resignation Letter	140
11.	Timetables	141

THIS AGREEMENT is dated 3 November 2021 as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025.

BETWEEN:

(7)
INIGO CORPORATE MEMBER LIMITED (No. 12829143) a company incorporated in England and Wales and having its registered office at 25 Fenchurch Avenue, London EC3M 5AD (the "Borrower");
(8)
INIGO LIMITED (No. 12764745) a company incorporated in England and Wales and having its registered office at 25 Fenchurch Avenue, London EC3M 5AD (the "Parent" and the "Original Guarantor");
(9)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as original lenders (the "Original Lenders");
(10)
BARCLAYS BANK PLC, NATIONAL WESTMINSTER BANK PLC, ING BANK N.V., LONDON BRANCH, SMBC BANK INTERNATIONAL PLC, LLOYDS BANK PLC, ABN AMRO BANK N.V., HSBC BANK PLC AND THE BANK OF NOVA SCOTIA, LONDON BRANCH as mandated lead arrangers (together the "Mandated Lead Arrangers" and each a "Mandated Lead Arranger");
(11)
BARCLAYS BANK PLC as facility agent of the other Finance Parties (the "Agent"); and
(12)
BARCLAYS BANK PLC as security agent and trustee of the other Finance Parties (the "Security Agent").

The parties AGREE as follows:

1.
DEFINITIONS AND INTERPRETATION
1.1
Definitions
In this agreement:
"Acceptable Asset Rules" means the acceptable assets rules as set out in the Lloyd's Membership and Underwriting Conditions and Requirements (Funds at Lloyd's) from time to time;
"Accession Letter" means a document substantially in the form set out in Schedule 9 (Form of Accession Letter);
"Account Charge" means the account security agreement granted or to be granted by the Borrower or the Parent in favour of the Security Agent over the Cash Collateral Account;

"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with clause 21 (Changes to the Obligors);
"Adjusted ECA" has the meaning given to such term in the M&URs but excluding all amounts designated to cover Solvency Deficits;
"Affiliate" means:
(a)
in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company; and

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(b)
notwithstanding the foregoing, in relation to any member of the NatWest Group, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii)any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including His Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings, for the purposes of this definition, "NatWest Group" means NatWest Group plc and its subsidiaries and subsidiary undertakings;

"Agent's Spot Rate of Exchange" means:

(a)
the Agent's spot rate of exchange; or
(b)
(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency, in the London foreign exchange market at or about 11:00 a.m. on a particular day;
"Annual CIL Statement" means the statement based on an assessment (however described) carried out by Lloyd's to determine whether the amount of FAL that is available to support the Borrower is sufficient, and how much (if any) additional FAL must be provided and how much (if any) existing FAL may be released, in connection with the yearly assessment performed by Lloyd’s with respect to the Borrower’s FAL in the second quarter of each year (the first such assessment occurring in the second quarter of 2022);
"Approved Credit Institution" means a credit institution within the meaning of the Directive relating to the taking up and pursuit of the business of credit institutions (No. 2000/12/EC) which has been approved by Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprising a member's Funds at Lloyd's;
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee;
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
"Availability Period" means the period from and including the Completion Date to and including 30 November 2025;
"Available Commitment" means, in relation to a Lender at any time and save as otherwise provided in this agreement, its Commitment minus:
(a)
the amount of its participation in any Outstandings at that time;
(b)
in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made on or before the proposed Utilisation Date,

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other than that Lender's participation in, or share of, any Outstandings that are due to be repaid or prepaid on or before the proposed Utilisation Date;
"Available Facility" means, at any time, the aggregate of the Available Commitments of the Lenders;
"Bail-In Action" means the exercise of any Write-down and Conversion Powers;
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)
in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;
"Basel III" means:
(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)
any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III;
"Borrower FAL Restructuring Amendment Agreement" means the amendment agreement dated 23 December 2024 between the Borrower, the Original Guarantor, the Original Lenders, the Mandated Lead Arrangers, the Agent and the Security Agent;
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York;
"Business Plan" means the most recent business plan within the meaning of the Definitions Byelaw (No. 7 of 2005) prepared in relation to the Managed Syndicate;

"Cash Collateral" means cash deposited in USD, and maintained in, the Cash Collateral Account provided that:

(a)
the Borrower has executed an Account Charge, in form and substance satisfactory to the Agent (acting reasonably); and

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(b)
the Agent is satisfied (acting reasonably) that it has received a copy of any Authorisation or any other document, opinion, search or assurance which the Agent notifies the Borrower is necessary in connection with the entry into and performance of the transactions contemplated by the Account Charge or for the validity, priority and enforceability of the Account Charge, and "Cash Collateralise", "Cash Collateralising" and "Cash Collateralised" shall be construed accordingly;

"Cash Collateral Account" means the account subject to the Account Charge;
"Change of Control" means, in relation to the Parent, (i) any person or group of persons acting in concert pursuant to an agreement or understanding (whether formal or informal) gaining direct or indirect control of the Parent or (ii) the existing shareholders ceasing to be the beneficial owner of more than fifty per cent. (50%) of the issued share capital of the Parent or (iii) a person obtains more shares than any investor or shareholder in the Parent as of the date of this Agreement.
(a)
For the purpose of this definition "acting in concert" has the meaning given to it in the City Code of Takeovers and Mergers; and
(b)
for the purposes of paragraph (iii) of this definition only, any "person" does not include an existing shareholder or a Permitted Transferee;
"Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security;
"Code" means the US Internal Revenue Code of 1986;
"Commencement Date" means, in relation to any Letter of Credit, the date as and from which the Lenders' liabilities (whether actual or contingent) under that Letter of Credit start to accrue;
"Commitment" means:
(a)
in relation to the Original Lenders, the amount set opposite its name under the heading "Commitments" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this agreement; and
(b)
in relation to any other Lender, the amount of any Commitment transferred to it under this agreement, to the extent not cancelled, reduced or transferred by it under this agreement;
"Completion Date" means the date on which the Agent notifies the Borrower that it has received all of the documents and other evidence listed in part 1 of Schedule 2 (Conditions Precedent to Initial Utilisation) in form and substance satisfactory to the Agent pursuant to clause 2.6 (Initial Conditions Precedent);
"Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate);
"Confidential Information" means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance

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Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)
any member of the Group or any of its advisers; or
(b)
another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)
is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 34 (Confidentiality); or
(ii)
is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(iii)
(is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or such other form agreed between the Borrower and the Agent;
"CRD IV" means EU CRD IV and UK CRD IV;
"Default" means an Event of Default or any event or circumstance specified in clause 19 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent;
"Disruption Event" means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)
from performing its payment obligations under the Finance Documents; or
(ii)
from communicating with other Parties in accordance with the terms of the Finance Documents,

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and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway;
"Effective Date" has the meaning given to such term in the Fourth Amendment and Restatement Agreement;

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

"EU CRD IV" means:
(a)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012; and
(b)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;
"Event of Default" means any event or circumstance specified as such in clause 19 (Events of Default);
"EV Leasing Scheme" means an electric vehicle leasing scheme entered into by an Obligor from time to time for the benefit of employees of any member of the Group;
"Expiry Date" means, for a Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero;
"Facility" means the letter of credit facility made available to the Borrower pursuant to clause 2.1 (The Facility) of this agreement;
"Facility Office" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Lender, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent;
"FATCA" means:
(a)
sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;
"FATCA Application Date" means:

6

(a)
in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)
in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction;
"FCA" means the Financial Conduct Authority in the United Kingdom and any regulatory body which succeeds to one or more of the functions and/or duties performed by it as at the date of this agreement;
"Fee Letter" means:
(a)
any letter or letters dated on or about the date of this agreement between the Borrower and the Mandated Lead Arrangers or the Borrower and the Agent or the Borrower and the Security Agent, setting out any of the fees referred to in clause 7 (Fees); and
(b)
any other letter setting out fees payable to a Finance Party referred to under any other Finance Document;
"Finance Documents" means this agreement, any Fee Letter, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Borrower FAL Restructuring Amendment Agreement, the Fourth Amendment and Restatement Agreement, any Transaction Security Document, and any other document designated as such by the Agent and the Borrower;
"Finance Lease" means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with GAAP as it was applied in the preparation of the Borrower's or the Parent's financial statements for the year ended 31 December 2024, have been treated as an operating lease (and for the avoidance of any doubt, any building or property lease which would be treated as an operating lease under such GAAP or as a right of use asset under IFRS, shall not, at any time, be considered to be a Finance Lease for the purposes of this agreement));

"Finance Party" means the Agent, the Security Agent, the Mandated Lead Arrangers or a Lender;

"Financial Indebtedness" means any indebtedness for or in respect of:
(c)
moneys borrowed;
(d)
any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(e)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

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(f)
the amount of any liability in respect of Finance Leases;
(g)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(h)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;
(i)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);
(j)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(k)
the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;
"First Amendment and Restatement Agreement" means the amendment and restatement agreement dated 31 October 2022 between the Borrower, the Original Guarantor, the Original Lenders, the Mandated Lead Arrangers, the Agent and the Security Agent;
"Fourth Amendment and Restatement Agreement" means the amendment and restatement agreement dated __________ 2025 between the Borrower, the Original Guarantor, the Original Lenders, the Mandated Lead Arrangers, the Agent and the Security Agent;
"Fund" means any unit trust, investment trust, investment company, limited partnership, general partnership, collective investment scheme, pension fund, insurance company, authorised person under the Financial Services and Markets Act 2000 (as amended) or any body corporate or other entity, in each case the assets of which are managed professionally for investment purposes;
"Funds at Lloyd's" has the meaning given to it in paragraph 16 of the Membership Byelaw (No. 5 of 2005) and may also be referred to, for the purposes of this agreement, as "FAL";
"GAAP" means generally accepted accounting principles in the United Kingdom;
"Governmental Authority" means the government of the United Kingdom, the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);
"Group" means the Parent and its Subsidiaries for the time being;
"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 21 (Changes to the Obligors);
"Holding Company" means in relation to a company or corporation, any company or corporation of which the first-mentioned company or corporation is a Subsidiary;

8

"IFRS" means UK-adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements;
"Illegality Event" has the meaning given to it in clause 4.1 (Illegality);
"Insurance Subsidiary" means each Subsidiary of the Parent which is licenced by a Governmental Authority to engage in insurance and/or reinsurance business as an insurer or a reinsurer;
"ITA" means the Income Tax Act 2007;
"L/C Commission Rate" means:
(l)
in respect of any portion of a Letter of Credit which has not been Cash Collateralised 2.25 per cent. per annum; or
(m)
in respect of any portion of a Letter of Credit which has been Cash Collateralised 0.50 per cent. per annum;
"LB2 Cell" means a segregated cell of the PCC, established for the purpose of providing reinsurance to the Borrower;
"Lender" means:
(n)
any Original Lender; and
(o)
any bank or financial institution, trust, fund or other entity which has become a Party in accordance with clause 20 (Changes to the Lenders), which, in each case, has not ceased to be a Party in accordance with the terms of this agreement;
"Letter of Comfort" means a letter of comfort from Lloyd's to the Borrower in substantially the form set out in Schedule 8 (Letter of Comfort) or in such other form as may be agreed between the Borrower and the Agent;
"Letter of Credit" means a letter of credit issued or to be issued pursuant to clause 2.1 (The Facility) substantially in the form set out in Schedule 7 (Form of Letter of Credit) or in any other form requested by the Borrower which is approved by the Lenders;
"Lloyd's" means the society incorporated by Lloyd's Act 1871 by the name of Lloyd's;
"Lloyd's Premiums Trust Deed" means a trust deed in the form for the time being required and approved by Lloyd's constituting an approved premiums trust deed;
"LMA" means the Loan Market Association;
"M&URs" means the Membership and Underwriting Conditions and Requirements set out in Market Bulletin Ref: Y5353 published on 25 October 2021 (as amended or supplemented from time to time, together with any successor to or replacement thereof);
"Majority Lenders" means:
(p)
if there are no Utilisations outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total

9

Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction); or
(q)
at any other time, a Lender or Lenders whose participations in the Outstandings then outstanding aggregate more than 66 2/3 per cent of all the Utilisations then outstanding;
"Managed Syndicate" means Syndicate 1301 at Lloyd's;
"Managing Agent" means Inigo Managing Agent Limited, a company incorporated in England and Wales with company number 08039754;
"Managing Agent's Agreement" means an agreement between the Borrower and the Managing Agent upon the terms of the standard managing agent's agreement (general) or the standard managing agent's agreement (corporate member) (within the meaning of the Agency Agreements Bylaw (No. 8 of 1988), or in either case, being a variation thereof, such variation having been consented to by Lloyd's, according to whether the Borrower is an individual member or a corporate member;

"Material Adverse Effect" means a material adverse effect on:

(r)
the business, assets, operations or financial condition of the Group taken as a whole;
(s)
the ability of any Obligor to perform its obligations under the Finance Documents; or
(t)
the validity, legality or enforceability of any Finance Document, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents;
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(u)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and
(v)
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;
The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly;

"Moody's" means Moody's Investors Service Limited and any successor to the rating agency business of Moody's Investors Service Limited;

"Obligors" means the Borrower and each Guarantor (each an "Obligor");
"Obligors' Agent" means the Borrower appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.4 (Obligors' Agent);
"Original Financial Statements" means:
(w)
in relation to the Original Guarantor, the audited financial statements of the Group for the financial year ended 31 December 2020; and

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(x)
in relation to the Borrower, the audited financial statements of the Borrower for the financial year ended 31 December 2020;
"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this agreement;
"Outstandings" means, at any time the aggregate of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Letter of Credit, calculated in USD;
"Own FAL" means, in relation to the Borrower, such part of its Funds at Lloyd's (including any solvency surplus) as is provided or otherwise supported by the Borrower, any other member of the Group or the LB2 Cell, or by way of cash and/or investments and/or covenant and charge or otherwise as permitted by Lloyd's from time to time (which shall be valued by Lloyd's in accordance with Lloyd's usual practice), excluding any Letter of Credit;
"Party" means a party to this agreement;
"PCC" means London Bridge 2 PCC Limited, a protected cell company with limited liability incorporated in England under The Risk Transformation Regulations 2017;
"Perfection Requirements" means any and all registrations, filings, notices and other actions and steps required to be made in any jurisdiction in order to perfect security granted by the Transaction Security Documents in order to achieve the relevant priority for such Security;
"Permitted Financial Indebtedness" means:
(a)
any Financial Indebtedness of the Borrower under any Syndicate Arrangement;
(b)
any Financial Indebtedness of any Obligor, the Managed Syndicate, a subsidiary of any Obligor, or (if not an Obligor) any Subsidiary of the Parent owing to another Obligor, a subsidiary of an Obligor, or (if not an Obligor) any Subsidiary of the Parent;
(c)
any Financial Indebtedness of such person for standby letters of credit issued to insurance or reinsurance cedants or incurred under or in connection with such letters of credit, in each case in the ordinary course of business;
(d)
any extensions, renewals and re-financings of any of the above;
(e)
any Financial Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for making an appeal, so long as such judgments or awards do not constitute an Event of Default under clause 19 (Events of Default);
(f)
any Financial Indebtedness arising under or in connection with derivative transactions entered into for the purposes of protection against or benefitting from fluctuations in any rate or price entered into in the ordinary course of business;
(g)
any Financial Indebtedness arising under insurance or reinsurance contracts entered into in the ordinary course of trading;
(h)
any Financial Indebtedness arising under or in connection with any stock loans, repurchase arrangements or reinsurance arrangements (including, for the avoidance of doubt, any guarantees given by any Obligor in respect of the same) for the purposes of providing FAL for or on behalf of the Borrower;
(i)
any Financial Indebtedness arising under or in connection with any EV Leasing Scheme; or

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(j)
any other Financial Indebtedness, including but not limited to Financial Indebtedness incurred:
(i)
in connection with lease, utility and other similar deposits in the ordinary course of business;
(ii)
to trade creditors in the ordinary course of business;
(iii)
in connection with equipment leases, capital leases and ordinary course obligations to suppliers or vendors;
(iv)
under any overdraft facility entered into in the ordinary course of business,

in an aggregate amount not to exceed $10,000,000 at any time outstanding;

"Permitted Transferee" means in relation to any existing investor in or shareholder of the Original Guarantor as set out in the group structure chart delivered as a condition precedent pursuant to paragraph 4.7 of Schedule 2, Part 2 (Conditions Precedent) of the Fourth Amendment and Restatement Agreement:
(a)
any Fund of which:
(i)
that investor or shareholder (or any group undertaking of, or any (direct or indirect) shareholder in, that investor or shareholder); or
(ii)
that investor's or shareholder's (or any group undertaking of that investor's or shareholder's) general partner, trustee, nominee, manager or adviser, is a general partner, trustee, nominee, manager or adviser;
(b)
any separate accounts managed by that investor or shareholder;
(c)
any group undertaking of that investor or shareholder or of that investor's or shareholder's general partner, trustee, nominee, manager or adviser;
(d)
any general partner, trustee, nominee, operator, arranger or manager of, adviser to that investor or shareholder (or of, to or in any group undertaking of that investor or shareholder) or of, to or in any Fund referred to in (a) above or of, to or in any group undertaking referred to in (c) above; or
(e)
any subsidiary or person directly or indirectly controlled by the investor or shareholder from time to time, in each case excluding any portfolio company or operating company (or any investee company or holding company incorporated for the purposes of an investment in the relevant operating company) other than Enstar Group Limited and its group undertakings,
For the purposes of this definition:
(i)
"controlled" means the power of a person (or persons acting in concert) to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that person (or persons acting in concert) whether by means of:
(A)
in the case of a company, being the direct or indirect owner of more than 50 per cent. of the issued share capital of or of the voting rights in that company, or having the right to appoint or remove a majority of the directors or otherwise control the votes at board meetings of that

12

company by virtue of any powers conferred by the articles of association, shareholders' agreement or any other document regulating the affairs of that company; or
(B)
in the case of a partnership, being the direct or indirect owner of more than 50 per cent. of the capital of that partnership, or having the right to control the composition of or the votes of the majority of the management of that partnership by virtue of any powers conferred by the partnership agreement or any other document regulating the affairs of that partnership, and shall include voting power held by two or more persons who have an agreement in respect of how they use their voting power or voting power which is held or may be exercised by a subsidiary undertaking; and
(ii)
"acting in concert" has the meaning given to it in the City Code on Takeovers and Mergers;
"PRA" means the Prudential Regulation Authority in the United Kingdom and any regulatory body which succeeds to one or more of the functions and/or duties performed by it as at the date of this agreement;
"PRA Rulebook" means the UK Prudential Regulation Authority Rulebook (as amended from time to time);
"Primary FAL" means, in relation to the Borrower, such part of its Funds at Lloyd's (including any solvency surplus) as is provided or otherwise supported by
(y)
the Borrower or any other member of the Group; or
(z)
any other person (including, without limitation, the LB2 Cell),

by way of cash and/or investments and/or covenant and charge or otherwise as permitted by Lloyd's from time to time (which shall be valued by Lloyd's in accordance with Lloyd's usual practice), provided that in the case of paragraph (b) above, such funds at Lloyd's qualifies as "Tier 1" capital pursuant to Solvency II;

"QS Reinsurance Agreement" means the quota share reinsurance agreement dated on or about 23 December 2024 between the Borrower and the LB2 Cell;
"Quasi-Security" has the meaning given to it in clause 18.5 (Negative Pledge);
"Realistic Disaster Scenario" means any realistic disaster scenario presented in a business plan prepared in relation to the Managed Syndicate under paragraph 35 of the Underwriting Byelaw (No. 2 of 2003) which shows the potential impact upon the Managed Syndicate of a catastrophic event;
"Receiver" means a receiver or receiver and manager, or administrative receiver, administrator or trustee (as the context requires) or other similar officer of the whole or any part of the Charged Property;
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

13

"Relevant Date" has the meaning given to that term in clause 18.27 (Conditions Subsequent);
"Relevant Market" means the market for overnight cash borrowing collateralised by US Government securities;
"Repeating Representations" means each of the Representations set out in clause 15.1 (Status) to clause 15.6 (Governing law and enforcement) (inclusive), clause 15.10 (No default), paragraph (a) of clause 15.11 (No misleading information), clause 15.13(c) (Financial Statements) and clause 15.17 (Sanctions);
"Representations" means each of the representations set out in clause 15 (Representations);
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;
"Resignation Letter" means a letter substantially in the form set out in Schedule 10 (Form of Resignation Letter);
"Restricted Person" means a person that is (i) listed on, or owned or controlled by a person listed on any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions; or (iii) otherwise a target of Sanctions, including the non-government controlled Ukrainian territories (e.g. Crimea, Donetsk, Luhansk, Zaporizhzhia, Kherson and other areas of Ukraine under Russian military control);
"Sanctions" means any economic sanctions laws, financial sanctions, regulations or embargoes enacted or enforced by the US, the United Nations, the European Union, the United Kingdom or the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the US Department of State and His Majesty's Treasury and Global Affairs Canada, (together "Sanctions Authorities");
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by His Majesty's Treasury, the European Union's Consolidated List of Persons or any similar list issued or maintained or made public by any of the Sanctions Authorities, each as amended, supplemented or substituted from time to time;
"Second Amendment and Restatement Agreement" means the second amendment and restatement agreement dated 26 October 2023 between the Borrower, the Original Guarantor, the Original Lenders, the Mandated Lead Arrangers, the Agent and the Security Agent;
"Secured Obligations" means all money, liabilities and obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity);
"Secured Party" means each Finance Party from time to time party to this agreement and any Receiver or Delegate;
"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

14

"Solvency Deficit" means, at any time, the amount of additional Funds at Lloyd's which the Borrower is required to deposit or procure the provision of by Lloyd's as a consequence of its "member's assets" being less than its Adjusted ECA (each as defined in the M&URs);
"Solvency II" means:
(aa)
Commission Delegated Regulation (EU) 2015/35 of the European Parliament and of the Council of 10 October 2014 on the taking up and pursuit of the business of Insurance and Reinsurance (Solvency II) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the "Withdrawal Act");
(bb)
the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking up and pursuit of the business of Insurance and Reinsurance (Solvency II); and
(cc)
direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU Solvency II as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;
"Specified Time" means a time determined in accordance with Schedule 11 (Timetables);
"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 and any company which would be a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 but for any Security subsisting over the shares in that company from time to time;
"Syndicate Arrangement" means any arrangement (whether pursuant to guarantees, letters of credit or otherwise) entered into by a managing agent at Lloyd's on behalf of the Borrower together with the other members of a syndicate with respect to financing or reinsurance for the purposes of or in connection with the underwriting business carried on by all such members of that syndicate;
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);
"Term" means, save as otherwise provided herein, in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date;
"Termination Notice" means a notice given in writing by the Agent to Lloyd's in accordance with clause 3.11 (Termination Notice) advising Lloyd's of the date of expiry of the Letter of Credit referred to in such notice;
"Third Amendment and Restatement Agreement" means the amendment and restatement agreement dated 29 October 2024 between the Borrower, the Original Guarantor, the Original Lenders, the Mandated Lead Arrangers, the Agent and the Security Agent;
"Third Party FAL" has the meaning given to it in clause 18.20 (Provision of Funds at Lloyd's);
"Tier 1 Collateralising Event" has the meaning given to it in clause 4.4 (Mandatory Collateralisation – Tier 1 FAL);

15

"Total Commitments" means, at any time, the aggregate of the Lenders' Commitments, being $620,000,000 as at the Effective Date;

"Transaction Security" means the security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents;
"Transaction Security Documents" means the Account Charge, together with any other security document that may at any time be given as security for any of the Secured Obligations pursuant to or in connection with any Finance Document;
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower;
"Transfer Date" means, in relation to an assignment or transfer, the later of:
(dd)
the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(ee)
the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate;
"Transferee" means a person to which a Lender seeks to transfer by novation all or part of such Lender's rights, benefits and obligations under the Finance Documents;
"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);
"UK CRD IV" means:
(ff)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and
(gg)
the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and
(hh)
direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents;
"US" means the United States of America;
"Utilisation" means a utilisation of the Facility;

16

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Letter of Credit is to be issued (or, as applicable, amended);
"Utilisation Request" means a notice substantially in the relevant form set out in Schedule 3 (Form of Utilisation Request);
"VAT" means:
(ii)
any value added tax imposed by the Value Added Tax Act 1994;
(jj)
any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(kk)
any other tax of a similar nature, whether imposed in the United Kingdom or in a in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere; and
"Write-down and Conversion Powers" means:
(ll)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(mm)
in relation to the UK Bail-In Legislation:
(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)
any similar or analogous powers under that Bail-In Legislation; and
(nn)
in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)
any similar or analogous powers under that Bail-In Legislation.
1.2
Construction

17

Unless a contrary indication appears, any reference in this agreement to:
(a)
the "Agent", the "Security Agent", any "Finance Party", any "Lender", the "Parent", any "Obligor", "Party" or any "Secured Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;
(b)
"assets" includes present and future properties, revenues and rights of every description;
(c)
a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(d)
a "group of Lenders" includes all the Lenders;
(e)
"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(f)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);
(g)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;
(h)
a provision of law is a reference to that provision as amended or re-enacted from time to time;
(i)
a time of day is a reference to London time;
(j)
a document in "agreed form" is a document the form and content of which have been approved, and is initialled, by or on behalf of the Borrower and the Agent;
(k)
a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;
(l)
a "member" shall be construed (as the context may require) as a reference to an underwriting member of Lloyd's;
(m)
a Lender's "participation", in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;
(n)
a byelaw shall be construed as a reference to a byelaw made under Lloyd's Acts 1871 to 1982 as the same may have been, or may from time to time be, amended or replaced;
(o)
a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or

18

domicile has assumed the rights and obligations of such party under this agreement or to which, under such laws, such rights and obligations have been transferred;
(p)
section, clause and schedule headings are for ease of reference only;
(q)
unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this agreement;
(r)
a Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived;
(s)
the Borrower "repaying" or "prepaying" a Letter of Credit means:
(i)
the Borrower providing or procuring provision of Cash Collateral for that Letter of Credit;
(ii)
the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or
(iii)
the Agent being satisfied that it has no further liability under that Letter of Credit,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (i) and (ii) above is the value of the Cash Collateral, reduction or cancellation;

(t)
the Borrower's obligation in respect of Utilisations becoming "due and payable" includes the Borrower repaying any Letter of Credit in accordance with paragraph (s) above;
(u)
a "wholly-owned Subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned Subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned Subsidiaries;
(v)
the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the Agent's Spot Rate of Exchange on such date for the purchase of the first currency with the second currency;
(w)
the "winding up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and
(x)
the "date of this agreement" is a reference to 3 November 2021.
1.3
Syndicate

For the purpose of construing references in this agreement to a syndicate, unless the context otherwise requires, the several groups of members to which in successive years a particular syndicate number is assigned by Lloyd's shall be treated as the same syndicate

19

notwithstanding that they may not comprise the same members with the same premium income limits.

1.4
Currency Symbols and Definitions

"USD", "$" and "dollars" denotes, from time to time, the lawful currency of the United States of America.

1.5
Third Party Rights
(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this agreement.
(b)
Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this agreement at any time.
2.
THE FACILITY
2.1
The Facility

Subject to the terms of this agreement, the Lenders make available to the Borrower, a letter of credit facility in an aggregate amount equal to the Total Commitments.

2.2
Finance Parties' Rights and Obligations
(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of an Unpaid Sum or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)
A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.3
Purpose and Application
(a)
The Borrower shall apply each Letter of Credit issued under the Facility towards the Funds at Lloyd's for the 2026 underwriting year of account (from the commencement thereof) and/or each prior open underwriting year of account of the Borrower in relation to the Managed Syndicate and, accordingly, the Borrower shall apply all Letters of Credit issued under the Facility in or towards satisfaction of such purpose.
(b)
No Finance Party is bound to monitor or verify the application of any Letter of Credit issued pursuant to this agreement.

20

2.4
Obligors' Agent
(a)
Each Obligor (other than the Borrower) by its execution of this agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)
the Borrower on its behalf to supply all information concerning itself contemplated by this agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and
(ii)
each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.
2.5
Ranking and Application of Funds at Lloyd's

It is acknowledged by the parties hereto that, subject to the duties and actions of Lloyd's as trustee of all such Funds at Lloyd's, the Facility is intended to provide Funds at Lloyd's for the Borrower which, to the extent that such parties are able to procure the same upon and subject to the terms of this agreement and to any agreement to the contrary made pursuant to clause 18.20 (Provision of Funds at Lloyd's) shall only be applied after all other Funds at Lloyd's of or for the Borrower have been exhausted, in accordance with the Letter of Comfort obtained or to be obtained with respect thereto.

2.6
Initial Conditions Precedent
(a)
Save as the Lenders may otherwise agree, the Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in part 1 of Schedule 2 (Conditions Precedent to Initial Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.
(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

21

2.7
Further Conditions Precedent

The Lenders will only be obliged to comply with clause 3.6 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
no Default is continuing or would result from the proposed Letter of Credit; and
(b)
the Repeating Representations to be made by each Obligor are true in all material respects by reference to the facts and circumstances then existing.
2.8
Maximum Number of Utilisations

The Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than three Letters of Credit would be outstanding.

3.
UTILISATION
3.1
Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such other time as may be agreed by the Borrower, the Agent and each of the Lenders).

3.2
Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)
the currency and amount of the proposed Utilisation comply with clause 3.3 (Currency and Amount);
(b)
the proposed Utilisation Date is a Business Day falling within the Availability Period;
(c)
the proposed Term of that Letter of Credit is not less than four years and the Expiry Date of the Letter of Credit shall be no later than 31 December 2029;
(d)
it specifies the year of account (being the 2026 year of account) and/or each prior open year of account that the proposed Letter of Credit is intended to cover;
(e)
the Letter of Credit is substantially in the form set out in Schedule 7 (Form of Letter of Credit); and
(f)
the beneficiary of the requested Letter of Credit is Lloyd's.
3.3
Currency and Amount
(a)
The currency specified in a Utilisation Request must be USD.
(b)
The amount of the proposed Letter of Credit must be a minimum of $1,000,000 or, if less, the Available Facility.
3.4
Completion of Letters of Credit

The Agent is authorised to arrange for the issue or amendment of any Letter of Credit pursuant to clause 3 (Utilisation) by:

22

(a)
completing the Commencement Date and the proposed Expiry Date of such Letter of Credit;
(b)
(in the case of an amendment increasing or decreasing the amount or extending the Expiry Date thereof) amending such Letter of Credit in such manner as Lloyd's may agree (including, where relevant, revoking any Termination Notice and issuing a new Termination Notice pursuant to clause 3.11 (Termination Notice));
(c)
completing schedule 1 to such Letter of Credit with the percentage participation of each Lender as allocated pursuant to the terms hereof;
(d)
executing such Letter of Credit and following such execution delivering such Letter of Credit to Lloyd's on or before the Utilisation Date; and
(e)
issuing such formal notification as Lloyd's may require confirming that the Letter of Credit has been issued or amended.
3.5
Notification
(a)
Not less than one Business Day before the first day of a Term, the Agent shall notify each Lender of:
(i)
the proposed length of the relevant Term;
(ii)
the proposed currency; and
(iii)
the aggregate principal amount,

of the Letter of Credit allocated to such Lender pursuant to this agreement.

(b)
The Agent shall notify each Lender of the amount of each Letter of Credit and the amount of its participation in that Letter of Credit, in each case by the Specified Time.
3.6
Lenders' Participation

Save as otherwise provided herein, each Lender will participate in each Letter of Credit issued pursuant to this clause 3 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

3.7
Demands under Letters of Credit

If a demand is made under a Letter of Credit the Agent shall promptly make demand upon the Borrower in accordance with this agreement and notify the Lenders.

3.8
Expiry of Letters of Credit

Upon the expiry of a Letter of Credit on its Expiry Date, the maximum actual and contingent liabilities of each Lender under such Letter of Credit will be reduced to zero.

3.9
Applied Letters of Credit

If, notwithstanding the provisions of clause 2.5 (Ranking and Application of Funds at Lloyd's), any sum is paid under a Letter of Credit (an "Applied Letter of Credit") which is greater than any sum which would have been paid had all other Funds at Lloyd's of or available for the Borrower been applied to meet any demand prior to the Funds at Lloyd's provided pursuant to

23

the Facility in accordance with clause 2.5 (Ranking and Application of Funds at Lloyd's) (the difference between the sum paid under the Applied Letter of Credit and the sum which should have been paid being the "Overpayment")), the Borrower shall, to the extent necessary to facilitate the indemnification of the Lenders by the Borrower under clause 8.1 (Borrower's Indemnity to Lenders), use its reasonable endeavours to procure the release by Lloyd's of the other Funds at Lloyd's of the Borrower and, upon the Lenders being indemnified in full under the said clause 8.1 but subject to the Agent receiving confirmation in writing from the Borrower that no Default is continuing, at the request of the Borrower either:

(a)
notwithstanding the provisions of clause 2.8 (Maximum Number of Utilisations), a supplementary Letter of Credit will be issued in an amount equal to the Overpayment having an Expiry Date which is the same as that of the Applied Letter of Credit; or
(b)
the Applied Letter of Credit will be amended by increasing the amount thereof by an amount equal to the Overpayment.
3.10
Acknowledgement of Automatic Extension

Each Lender acknowledges that each Letter of Credit will continue in effect until the date specified in a Termination Notice given by the Agent in accordance with the terms of clause 3.11 (Termination Notice) below.

3.11
Termination Notice
(a)
The Parties agree that the Agent shall, in respect of each Letter of Credit on the Utilisation Date of that Letter of Credit give a Termination Notice to Lloyd's so that each such Letter of Credit expires on 31 December 2029 and, upon such expiry, the maximum actual and contingent liabilities of each Lender under the Letter of Credit referred to in such Termination Notice will be reduced to zero.
(b)
In the event that any Letter of Credit is issued after a relevant Termination Notice has been given under paragraph (a) above the Agent shall give a Termination Notice in respect of such Letter of Credit at the time such Letter of Credit is issued.
4.
PREPAYMENT, CANCELLATION AND COLLATERALISATION
4.1
Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this agreement or to fund, issue or maintain its participation in any Letter of Credit (an "Illegality Event"):

(a)
that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)
upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and
(c)
if the Agent on behalf of the Lender so requires, the Borrower shall repay that Lender's participation in the Utilisations made to the Borrower on the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law and subject to the repayment being required to be made no earlier than five Business Days after the date on which the Agent notifies the Borrower of such required repayment) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

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4.2
Change of control
(a)
If a Change of Control occurs:
(i)
the Borrower or the Parent shall promptly notify the Agent upon becoming aware of that event;
(ii)
if a Lender so requires and notifies the Agent within 30 days of the Borrower or the Parent notifying the Agent of the event:
(A)
such Lender shall not thereafter be obliged to participate in or issue any Letter of Credit;
(B)
the Agent shall, if so instructed by such Lender, by not less than fifteen Business Days' notice to the Borrower, cancel the Available Commitments of such Lender and declare all amounts (together with any accrued interest, commission and fees) accrued under the Finance Documents in respect of such Lender immediately due and payable; and
(C)
the Borrower shall procure that on such date as the Agent shall have specified, the liabilities of that Lender under or in respect of each Letter of Credit are reduced to zero or otherwise secured by Cash Collateralising such Lender's participation in such Letter of Credit or such Lender's maximum actual or contingent liabilities under such Letter of Credit.
(b)
If any transaction occurs which would, but for paragraph (a) of the definition of Change of Control, result in a Change of Control (a "Permitted Transferee Transaction") and such Permitted Transferee Transaction obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Managing Agent shall promptly upon the request of the Agent or any Lender procure the supply of such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender in order for the Agent, or such Lender, to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations.
(c)
If the Agent or any Lender is unable to complete its "know your customer" or similar identification procedures pursuant to paragraph (b) above to its satisfaction (whether as a result of the Managing Agent being unable to procure the relevant information or otherwise), it shall notify the Agent accordingly and, upon the receipt by the Agent of such notice, an Illegality Event shall be deemed to have occurred in respect of that Lender and clause 4.1(c) shall apply.
4.3
Mandatory Collateralisation – 2027 Year of Account

If, by the deadline for the submission of letters of credit in support of the 2027 underwriting year of account, as specified by Lloyd's, which is expected to occur on or around 4 November 2026, the Lenders and the Borrower have not:

(a)
agreed to extend the Facility to provide Funds at Lloyd's for the Borrower for the 2027 underwriting year of account and/or each prior open year of account; and

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(b)
effected such amendments to the Finance Documents as the Lenders consider necessary to effect such extension or otherwise require in connection with such extension,

the Borrower shall procure that, no later than the date falling five Business Days after 31 December 2026, the aggregate liability of the Lenders under each Letter of Credit then in issue is reduced to zero or otherwise Cash Collateralised.

4.4
Mandatory Collateralisation – Tier 1 FAL

If, at any time, the Borrower is or becomes obliged to provide collateral (cash or otherwise) in respect of a credit agreement or other arrangement pursuant to which Third Party FAL that qualifies as "Tier 1" capital pursuant to Solvency II has been provided ("Tier 1 Collateralising Event"), the Borrower shall procure that, no later than the date falling five Business Days after the Tier 1 Collateralising Event, the aggregate liability of the Lenders under each Letter of Credit then in issue is reduced to zero or otherwise Cash Collateralised.

4.5
Voluntary Cancellation of the Facility

The Borrower may, if it gives the Agent, not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000 and integral amounts of $1,000,000 thereafter) of the Available Facility. Any cancellation under this clause 4.5 shall reduce the Commitments of the Lenders rateably under the Facility. Any amounts cancelled in accordance with this clause 4.5 may not be re-instated.

4.6
Cancellation and Cash Collateralisation of Letters of Credit

The Borrower may, if it gives the Agent not less five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, procure that the whole or any part of the liability of the Lenders under a Letter of Credit in issue is reduced to zero or otherwise Cash Collateralised (but if in part, by a minimum amount of $5,000,000).

4.7
Right of repayment and cancellation in relation to a single Lender
(a)
If:
(i)
any sum payable to any Lender by an Obligor is required to be increased pursuant to clause 9 (Tax Gross-up and Indemnities); or
(ii)
any Lender claims indemnification from the Borrower under clause 9.3 (Tax Indemnity) or clause 10.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of its intention (a) to cancel the Commitments of that Lender and (b) to procure that the liabilities of that Lender under each Letter of Credit are reduced to zero and/or fully Cash Collateralised.

(b)
On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.
(c)
On the last day of each Term which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower to which a Utilisation is outstanding shall procure either that such Lender's participation in each Letter of Credit

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be reduced to zero (by a reduction of the amount of that Letter of Credit in an amount equal to that Lender's participation in that Letter of Credit) or that it is otherwise fully Cash Collateralised.
4.8
Restrictions
(a)
A Lender whose total aggregate liabilities under each Letter of Credit have been reduced to zero or Cash Collateralised pursuant to clause 4.7 (Right of repayment and cancellation in relation to a single Lender) or have been Cash Collateralised pursuant to clause 4.6 (Cancellation and Cash Collateralisation of Letters of Credit) shall not be obliged to participate in any Letter of Credit issued on or after the date upon which the Agent receives the Borrower's notice of its intention to procure the repayment of in respect of such Lender's share of the Outstandings or to fully Cash Collateralise such Lender's share of the Outstandings, and such Lender's Available Commitment shall be reduced to zero.
(b)
The Available Facility may be cancelled, and the liabilities of each Lender under any Letter of Credit may be reduced to zero, only at the times and in the manner expressly provided for herein.
4.9
Funds at Lloyd's Ineligibility

(a) If all or any part of a Lender's Commitment has ceased or will cease to be eligible as Funds at Lloyd's for the Borrower in respect of any year of account which it is intended to support pursuant to clause 2.3 (Purpose and Application) (such Lender being, the "Affected Lender" and the amount of its Commitment which has ceased or will cease to be eligible together with the relevant Lender's Available Commitment being, the "Ineligible Amount"):

(i) the Borrower or the Affected Lender shall, promptly upon becoming aware of such event, notify the Agent who shall, in turn, promptly notify the Borrower or the Affected Lender, as applicable; and

(ii) either the Borrower or the Affected Lender may by notice to the other (through the Agent) request that the Ineligible Amount be transferred or reduced to zero pursuant to paragraphs (b) to (d) below or at the election of the Affected Lender, confirmed by an Approved Credit Institution pursuant to paragraph (e) below.

(b) If any such notification is made pursuant to paragraph (a)(ii) above, the Agent shall promptly offer the Ineligible Amount to the other Lenders in the same proportion that each Lender's Commitment bears to the Total Commitments (excluding, in each case, the Affected Lender and its Commitments) whereupon:

(i) if, within 5 Business Days of such offer, any one or more Lenders accepts such offer, the Borrower, the Affected Lender and those Lenders shall, as soon as reasonably practicable thereafter, effect the necessary transfers of the Ineligible Amount pursuant to clause 20 (Changes to the Lenders); and

(ii) if, any existing Lender declines such offer or does not respond within 5 Business Days of such offer, the Agent shall promptly offer the declining Lender's proportion of the Ineligible Amount to the remaining Lenders (excluding, for the avoidance of doubt, the Affected Lender) in such

27

proportions as the Borrower may elect. If , within 5 Business Days of such offer, one or more Lenders accept such offer, the Borrower, the Affected Lender and those Lenders shall, as soon as reasonably practicable thereafter, effect the necessary transfers of the Ineligible Amount to those Lenders pursuant to clause 20 (Changes to the Lenders).

(c) If any part of the Ineligible Amount is not accepted by the other Lenders pursuant to paragraph (b) above, the Borrower or the Affected Lender (with the consent of the Borrower) may offer such remaining part to one or more Approved Credit Institutions. If any such Approved Credit Institution accepts such offer within 5 Business Days of the offer being made, the Borrower, the Affected Lender and those Lenders shall, as soon as reasonably practicable thereafter, effect the necessary transfers of the Ineligible Amount to those Approved Credit Institutions pursuant to clause 20 (Changes to the Lenders).

(d) If any part of the Ineligible Amount has not been transferred to the Lenders or to an Approved Credit Institution pursuant to paragraphs (b) or (c) above, the Borrower, the Affected Lender and the Agent shall co-operate in good faith to procure that Lloyd's amends or reduces the Letters of Credit as necessary to reduce the Ineligible Amount to zero.

(e) If any such notification is made by the Affected Lender pursuant to paragraph (a)(ii) above, that it intends to have the Ineligible Amount confirmed by an Approved Credit Institution, then that Affected Lender shall procure that such confirmation is obtained and shall provide details of the confirming Approved Credit Institution as soon as reasonably practicable thereafter and in any event within 10 Business Days. If the Affected Lender is unable to do so, then it shall promptly notify the Borrower.

5.
LETTER OF CREDIT COMMISSION
(a)
The Borrower shall, in respect of each Letter of Credit requested by it, pay to the Agent for the account of each Lender (for distribution in proportion to each Lender's participation in such Letter of Credit) a letter of credit commission in the currency in which that Letter of Credit is denominated, at the relevant L/C Commission Rate on the maximum actual and contingent liabilities of the Lenders under the relevant Letter of Credit.
(b)
Such letter of credit commission shall be paid in arrears in respect of each successive period of three Months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, the first such payment to be made on the date falling three Months after the Utilisation Date for such Letter of Credit and thereafter on the last day of each such three Month period (or, in each case where such date does not fall on a Business Day, the next Business Day) and the last such payment shall be made on the relevant Expiry Date.
6.
DEFAULT INTEREST
6.1
Default Interest
(a)
If any Borrower fails to pay any amount payable by it under a Finance Document on its due date or if any sum due and payable by the Obligor under any judgement of any court in connection with any Finance Document is not paid on the date of such judgement, interest shall accrue daily on the overdue amount from the due date up to

28

the date of actual payment (both before and after judgment) of the full outstanding amount (to the satisfaction of the Lenders, acting reasonably) at a rate per annum which, is the aggregate of:
(i)
the external reference rate benchmark for USD as published on the following website: https://www.barclayscorporate.com/interest-rates/external-reference-rates/ (or such replacement website as the Agent may specify to the Borrower and the Lenders from time to time) (the "Rates Website") provided that if such external reference rate benchmark for USD:
(A)
is at any relevant time less than zero then it shall be deemed to be zero; and
(B)
differs from the external reference rate benchmark for USD published on the Rates Website as at the date of this agreement, then the Agent (acting on the instructions of the Majority Lenders) may, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed), designate a replacement reference rate;
(ii)
the L/C Commission Rate (referred to in paragraph (a) of the definition of L/C Commission Rate); and
(iii)
2.00 per cent. per annum;
(b)
Any interest accruing under this clause 6 shall be immediately payable by the Borrower on demand by the Agent.
6.2
Notification of rates of default interest

The Agent shall promptly notify the Borrower of the determination of a rate of default interest under this Agreement.

7.
FEES
7.1
Commitment Fee
(a)
The Borrower shall pay to the Agent (for the account of each Lender) a fee in USD computed at the rate of 0.80% per annum on that Lender's Available Commitment under the Facility for the Availability Period.
(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.
7.2
Arrangement Fee

The Borrower shall pay to the Agent (for the account of each Mandated Lead Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter.

7.3
Agency Fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

7.4
Security Agency Fee

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The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

8.
BORROWER'S INDEMNITY TO THE LENDERS
8.1
Borrower's Indemnity to Lenders
(a)
The Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand by the Agent) each Finance Party against:
(i)
any sum paid or due and payable by such Finance Party in accordance with the terms of any Letter of Credit; and
(ii)
all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Finance Party in connection with such Letter of Credit), claims, losses and reasonable expenses which such Finance Party may at any time incur or sustain in connection with any Letter of Credit (other than as a result of the gross negligence or wilful misconduct of such Finance Party).
(b)
The Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to enforce any Transaction Security (if applicable) before claiming from the Borrower under this clause 8. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
(c)
The Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand by the Agent) the Agent in connection with all liabilities, costs, claims, losses and reasonable expenses which the Agent may at any time incur or sustain in connection with assessing the validity of any claim under a Letter of Credit, acting in its sole discretion
8.2
Preservation of Rights
(a)
Neither the obligations of the Borrower set out in this clause 8 nor the rights, powers and remedies conferred on any Lender by this agreement or by law shall be discharged, impaired or otherwise affected by:
(i)
the winding-up, dissolution, administration or re-organisation of any Lender or any other person or any change in its status, function, control or ownership;
(ii)
any of the obligations of any Lender or any other person hereunder or under any Letter of Credit or under any other security taken in respect of the Borrower's obligations hereunder or otherwise in connection with a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;
(iii)
time or other indulgence being granted or agreed to be granted to any Lender or any other person in respect of its obligations hereunder or under or in connection with a Letter of Credit or under any such other security;
(iv)
any amendment to, or any variation, waiver or release of, any obligation of any Lender or any other person under a Letter of Credit or this agreement; or
(v)
any other act, event or omission which, but for this clause 8, might operate to discharge, impair or otherwise affect any of the obligations of the Borrower set

30

out in this clause 8 or any of the rights, powers or remedies conferred upon any Lender by this agreement or by law.
(b)
The obligations of the Borrower set out in this clause 8 shall be in addition to and independent of every other security which any Lender may at any time hold in respect of the Borrower's obligations hereunder.
8.3
Settlement Conditional

Any settlement or discharge between the Borrower and the Agent or any Lender shall be conditional upon no security or payment to the Agent or such Lender by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Agent or such Lender shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

8.4
Right to make Payments under Letters of Credit

The Agent shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the Borrower or any other investigation or enquiry. The Borrower irrevocably authorises the Agent to comply with any demand under a Letter of Credit which is valid on its face.

9.
TAX GROSS UP AND INDEMNITIES
9.1
Definitions
(a)
In this agreement:

"Borrower's Tax Jurisdiction" means the jurisdiction in which the Borrower is incorporated;

"CTA" means the Corporation Tax Act 2009;

"Exempt Lender" means a Lender which is able (otherwise than by reason of being a Treaty Lender) under the domestic law of the Borrower's Tax Jurisdiction to receive interest free of any withholding or deduction for or on account of tax imposed by the Borrower's Tax Jurisdiction;

"New Lender" has the meaning given to that term in clause 20 (Changes to the Lenders);

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

"Qualifying Lender" means:

(i)
an Exempt Lender; or
(ii)
a Treaty Lender;

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax;

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"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction;

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under clause 9.2 (Tax gross-up) or a payment under clause 9.3 (Tax indemnity);

"Treaty Lender" means a Lender which:

(i)
is treated as a resident of a Treaty State for the purposes of the Treaty; and
(ii)
does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Facility is effectively connected; and
(iii)
fulfils all the requirements of the Treaty which relate to the Lender in order for payments to be made without a Tax Deduction, except that for this purpose it shall be assumed that the following are satisfied:
(A)
any condition which relates (expressly or by implication) to there not being a special relationship between the Borrower and Lender or between both of them and another person, or to the amounts or terms of any Utilisation or the Finance Documents, or to any other matter that is outside the control of the Lender; and
(B)
the completion of any necessary procedural formalities;

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the Borrower's Tax Jurisdiction which makes provision for full exemption from tax imposed by the Borrower's Tax Jurisdiction on interest.

(b)
Unless a contrary indication appears, in this clause 9 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
9.2
Tax gross-up
(a)
Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.
(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)
A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

32

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(ii)
the relevant Lender is a Treaty Lender and the Obligor making the payment could have made the payment to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.
(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g)
(i)
Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in a timely manner in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. As soon as reasonably practicable after the date on which a Treaty Lender becomes a Party to this agreement, it will make and file an appropriate application for relief under the relevant Treaty, complete all necessary formalities and make such subsequent renewal applications as may be necessary to enable a relevant Obligor to make payments under the Finance Documents to it without a Tax Deduction and this shall equally apply where a Lender increases its participation beyond that authorised in an existing direction from H.M. Revenue & Customs.
(ii)
(A)
A Treaty Lender which becomes a Party on the day on which this agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in schedule 1 (The Original Lenders); and
(B)
a New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (g) above.

9.3
Tax indemnity

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(a)
The Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)
Paragraph (a) above shall not apply:
(i)
with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)
under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)
to the extent a loss, liability or cost:
(A)
is compensated for by an increased payment under clause 9.2 (Tax gross-up);
(B)
would have been compensated for by an increased payment under clause 9.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of clause 9.2 (Tax gross-up) applied; or
(C)
relates to a FATCA Deduction required to be made by a Party.
(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.
(d)
A Protected Party shall, on receiving a payment from an Obligor under this clause 9.3, notify the Agent.
9.4
Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)
a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)
that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

9.5
Lender status confirmation

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(a)
Each Lender which becomes a Party to this agreement after the date of this agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:
(i)
not a Qualifying Lender;
(ii)
an Exempt Lender; or
(iii)
a Treaty Lender.
(b)
If a New Lender fails to indicate its status in accordance with this clause 9.5 then such New Lender shall be treated for the purposes of this agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, a Transfer Certificate or an Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this clause 9.5.
9.6
Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except those payable on or by reference to or in consequence of the transfer of the whole or part of the rights of a Finance Party under a Finance Document.

9.7
VAT
(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

35

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)
Any reference in this clause 9.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994) .
(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
9.8
FATCA Information
(a)
Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)
confirm to that other Party whether it is:
(A)
a FATCA Exempt Party; or
(B)
not a FATCA Exempt Party;
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
(b)
If a Party confirms to another Party pursuant to paragraph (a)(i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

36

(i)
any law or regulation;
(ii)
any fiduciary duty; or
(iii)
any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
9.9
FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.
10.
INCREASED COSTS
10.1
Increased costs
(a)
Subject to clause 10.3 (Exceptions) the Borrower shall, within five Business Days of the later of a demand by the Agent and the provision by the Agent of the certificate referred to in clause 10.2(b), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;
(ii)
compliance with any law or regulation made after the date of this agreement; or
(iii)
the implementation or application of or compliance with Basel III, CRD IV or any law or regulation that implements or applies Basel III or CRD IV (whether before or after the date of this agreement and whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) to the extent not readily calculable prior to the date of this agreement and only to the extent that the Finance Party has confirmed to the Agent and the Borrower that it is seeking to recover such Basel III and/or CRD IV costs to a similar extent from its borrowers generally where the facilities extended to such borrowers include the right for the Finance Party to recover such costs.
(b)
In this agreement "Increased Costs" means:
(i)
a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)
an additional or increased cost; or

37

(iii)
a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

10.2
Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to clause 10.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.
(b)
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
10.3
Exceptions
(a)
Clause 10.1 (Increased costs) does not apply to the extent any Increased Cost is:
(i)
attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)
attributable to a FATCA Deduction required to be made by a Party;
(iii)
compensated for by clause 9.3 (Tax indemnity) (or would have been compensated for under clause 9.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 9.3(b) of clause 9.3 (Tax indemnity) applied);
(iv)
compensated for by clause 9.6 (Stamp taxes) or clause 9.7 (VAT) (or would have been compensated under the relevant clause but was not so compensated solely because one of the exclusions set out therein apply);
(v)
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;
(vi)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or
(vii)
attributable to the appointment of an Affiliate of the resigning Agent or Security Agent where that Affiliate is acting through an office in Ireland pursuant to clause 22.12(a) (Resignation of the Agent) or clause 23.12(a) (Resignation of the Security Agent).
(b)
In this clause 10.3, a reference to a "Tax Deduction" has the same meaning given to the term in clause 9.1 (Definitions).
11.
OTHER INDEMNITIES
11.1
Currency Indemnity

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(a)
If any sum due from an Obligor under the Finance Documents (a "Sum") or any order, judgment or award given or made in relation to a Sum has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(i)
making or filing a claim or proof against that Obligor;
(ii)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
11.2
Other indemnities

The Borrower shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

(a)
the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any reasonable cost, loss or liability arising as a result of clause 25 (Sharing among the Finance Parties), other than in respect of any costs or losses associated with the time value of money or loss of opportunity in respect of any Unpaid Sum;
(c)
funding or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this agreement (other than by reason of default or negligence by that Finance Party alone);
(d)
issuing or making arrangements to issue a Letter of Credit requested by the Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this agreement (other than by reason of default or negligence by that Finance Party alone); or
(e)
a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.
11.3
Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any reasonable cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)
investigating any event which it reasonably believes is a Default;

39

(b)
acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(c)
instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this agreement.
11.4
Indemnity to the Security Agent
(a)
The Borrower shall (or shall procure that an Obligor will) promptly indemnify the Security Agent and every Receiver and Delegate against any reasonable cost, loss or liability incurred by any of them (acting reasonably) as a result of:
(i)
any failure by the Borrower to comply with its obligations under clause 13 (Costs and expenses);
(ii)
acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(iii)
the taking, holding, protection or enforcement of the Transaction Security in accordance with the terms of the Finance Documents;
(iv)
the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(v)
any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or
(vi)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).
(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 11.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.
12.
MITIGATION BY THE LENDERS
12.1
Mitigation
(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 4.1 (Illegality), clause 9 (Tax gross-up and indemnities) or clause 10 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)
Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

40

12.2
Limitation of liability
(a)
The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 12.1 (Mitigation).
(b)
A Finance Party is not obliged to take any steps under clause 12.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
13.
COSTS AND EXPENSES
13.1
Transaction expenses

The Borrower shall promptly on demand pay the Agent, each Mandated Lead Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution syndication and perfection of:

(a)
this agreement and any other documents referred to in this agreement and the Transaction Security Documents; and
(b)
any other Finance Documents executed after the date of this agreement.
13.2
Amendment costs

If:

(a)
an Obligor requests an amendment, waiver or consent; or
(b)
an amendment is required pursuant to clause 26.9 (Change of currency),

the Borrower shall, within five Business Days of demand, reimburse each of the Agent and Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

13.3
Security Agent's management time and additional remuneration
(a)
Any amount payable to the Security Agent under clause 11.4 (Indemnity to the Security Agent) and this clause 13 shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Lenders, and is in addition to any other fee paid or payable to the Security Agent.
(b)
Without prejudice to (a) above, in the event of:
(i)
a Default; or
(ii)
the Security Agent considering it necessary or expedient; or
(iii)
the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree (each acting reasonably) to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents,

41

the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this agreement.
13.4
Enforcement costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings constituted by or against any Lender as a consequence of taking or holding the Transaction Security or enforcing these rights, or the investigation of any event or circumstance it reasonably believes is a Default.

14.
GUARANTEE AND INDEMNITY
14.1
Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)
guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;
(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 14 if the amount claimed had been recoverable on the basis of a guarantee.
14.2
Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3
Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in

42

part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 14 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

14.4
Waiver of defences

The obligations of each Guarantor under this clause 14 will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 14 (without limitation and whether or not known to it or any Finance Party) including:

(a)
any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)
the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)
any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)
any insolvency or similar proceedings.
14.5
Guarantor Intent

Without prejudice to the generality of clause 14.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

14.6
Immediate recourse

43

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 14. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

14.7
Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)
hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 14.
14.8
Deferral of Guarantor's rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent (or, as the case may be, the Security Agent) otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 14:

(a)
to be indemnified by an Obligor;
(b)
to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 14.1 (Guarantee and Indemnity);
(e)
to exercise any right of set-off against any Obligor; and/or
(f)
to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 26 (Payment mechanics).

14.9
Release of Guarantors' right of contribution

44

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and
(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
14.10
Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

15.
REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this clause 15 to each Finance Party on the date of this agreement.

15.1
Status
(a)
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
(b)
It has the power to own its assets and carry on its business as it is being conducted.
15.2
Binding Obligations

The obligations expressed to be assumed by it in the Finance Documents are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to paragraph 3 of part 1 of Schedule 2 (Conditions Precedent to Initial Utilisation) or clause 21 (Changes to the Obligors), legal, valid, binding and enforceable obligations and each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

15.3
Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)
any law or regulation applicable to it;
(b)
its constitutional documents; or
(c)
any agreement or instrument binding upon it or any of its assets.

45

15.4
Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

15.5
Validity and admissibility in evidence

All Authorisations required:

(a)
to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;
(b)
to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and
(c)
to enable it to create the Security to be created by it pursuant to any Transaction Security Document and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect save, in relation to the Transaction Security Documents, for the Perfection Requirements.

15.6
Governing law and enforcement
(a)
The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)
Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
15.7
Insolvency

No Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian or similar officer of it or of all or any of its assets or revenues.

15.8
Deduction of Tax

It is not required to make any Tax Deduction (as defined in clause 9.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:

(a)
an Exempt Lender; or
(b)
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
15.9
No Filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax (except any such tax as may be payable on or by reference

46

to or in consequence of the transfer of the whole or part of the rights of a Finance Party under a Finance Document) be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except the registration of particulars of the Account Charge at Companies House in England and Wales and payment of associated fees.

15.10
No default
(a)
No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation.
(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject, and which has or could reasonably be expected to have a Material Adverse Effect.
15.11
No Misleading Information
(a)
Any written information provided by any Obligor to a Finance Party which is factual was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not misleading in any material respect.
(b)
All financial projections so supplied have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
15.12
Security and Financial Indebtedness
(a)
No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this agreement.
(b)
No member of the Group has any Financial Indebtedness outstanding other than any Permitted Financial Indebtedness.
15.13
Financial statements
(a)
Its Original Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)
Its Original Financial Statements fairly present its financial condition as of the date thereof and the results of its operations (or, in the case of the Original Guarantor, the operations of the Group) for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(c)
Other than as disclosed in writing to the Agent by or on behalf of the Obligors on or before the date of this agreement, there has been no material adverse change in the business or financial condition of the Group taken as a whole since the date at which its most recent audited financial statements were stated to be prepared.
15.14
Pari passu ranking
(a)
Subject to the Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Finance Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

47

(b)
Without limiting the generality of paragraph (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally or, in respect of any Insurance Subsidiary, obligations mandatorily preferred by law applying to (re)insurance companies generally.
15.15
No proceedings pending or threatened
(a)
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.
(b)
No judgment or order of a court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.
15.16
Ownership of Obligors

Except in the case of the Original Guarantor, it is a wholly-owned Subsidiary of the Parent and its entire issued share capital is legally and beneficially wholly owned and controlled, directly or indirectly, by the Parent.

15.17
Sanctions
(a)
Neither it nor any of its Subsidiaries, nor any of its or its Subsidiaries' directors, officers, employees, affiliates, agents or representatives:
(i)
is in violation of any Sanctions;
(ii)
is a Restricted Person;
(iii)
is engaging in any transaction or conduct that would be reasonably likely to result in it becoming a Restricted Person;
(iv)
is subject to any on-going claim, proceeding or formal investigation in each case as notified to it with respect to Sanctions;
(v)
is engaging in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or
(vi)
is, so far as it is aware, engaging, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Person in any manner that could reasonably be expected to result in the violation of applicable Sanctions by any person.
(b)
No Utilisation, nor the proceeds from any Utilisation, has been used, directly or indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions:
(i)
of or with a Restricted Person, where such business activities or transactions could reasonably be expected to result in the violation of applicable Sanctions by any person; or

48

(ii)
in any other manner which would result in the Obligors or any member of the Group or any Finance Party being in breach of any Sanctions or becoming a Restricted Person.
(c)
Any provision of this clause 15.17 shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (the "Blocking Regulation") (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom). For the avoidance of any doubt, nothing in this clause 15.17 is intended or should be interpreted or construed, as inducing any party to act in a manner that would be in breach of any provision of the Blocking Regulation.

In connection with any amendment, waiver, determination or direction relating to any part of clause 15.17 of which a Finance Party does not have the benefit, the Commitments of that Finance Party will be disregarded for all purposes when determining whether the consent of the Majority Lenders (or such other applicable quorum) has been obtained or whether the determination or direction by the Majority Lenders (or such other applicable quorum) has been made.

15.18
Repetition of Representations

The Repeating Representations shall be deemed to be repeated by the relevant Obligor by reference to the facts and circumstances then existing on:

(a)
the date of each Utilisation Request, the Commencement Date of each Letter of Credit and every six Months after that date until the Expiry Date of that Letter of Credit; and
(b)
in the case of an Additional Guarantor, the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.
16.
INFORMATION UNDERTAKINGS

The undertakings in this clause 16 remain in force from the date of this agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

16.1
Annual Statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 180 days after the end of each financial year, the audited financial statements of each Obligor for that financial year;

16.2
Quarterly Management Accounts

Each Obligor shall supply to the Agent in sufficient copies for all the Lenders as soon as the same becomes available, but in any event within 60 days after the end of each financial quarter the unaudited, consolidated balance sheet and profit and loss account and a cash flow statement, of each Obligor for the first three quarters of the financial year.

16.3
Reporting for the Managed Syndicate
(oo)
The Borrower shall deliver to the Agent as soon as the same become available, but in any event:

49

(i)
within 180 days after the end of each year of account of the Managed Syndicate, the audited annual reports and accounts in respect of the Managed Syndicate;
(ii)
on or before the date prescribed by the Council of Lloyd's with respect to the preparation and despatch thereof, the annual business plan then prepared in respect of the Managed Syndicate (including details of the capital stack and reinsurance layers) and (if separate) the Realistic Disaster Scenario relating thereto and (if separate) the reinsurance resume for the Managed Syndicate (provided that in respect of the reinsurance resume for the Managed Syndicate prepared in respect of the 2026 year of account, the Borrower shall only be obliged to provide a high level schematic of the 2026 outwards reinsurance programme within 60 days of the year ending 31 December 2025);
(iii)
within ten Business Days of receipt from Lloyd's, the Annual CIL Statement; and
(iv)
within:

(A) 60 days after (i) the first, second and third financial quarters (of each financial year), the quarterly balance sheet and profit and loss account (including, as applicable, any flash reports and QMA Delta) of the Managed Syndicate and (ii) the end of first financial half year (of each financial year), the cashflow statement of the Managed Syndicate;

(B) 90 days after (i) the fourth financial quarter (of each financial year), the quarterly balance sheet and profit and loss account (including, as applicable, any flash reports and QMA Delta) of the Managed Syndicate and (ii) the end of second financial half year (of each financial year), the cashflow statement of the Managed Syndicate; and

(C) 90 days after the end of each half-year of account of the Managed Syndicate, the interim reports and accounts in respect of the Managed Syndicate.

(pp)
The Borrower shall promptly and in any event within ten Business Days of receipt of, or becoming aware of the same:
(i)
deliver to the Agent copies of all quarterly statements/quarterly corridor tests and Overdue Notices (as defined or referenced in the M&URs) received from Lloyd's from time to time in relation to the Borrower;
(ii)
notify (and provide details to) the Agent if the value of the Funds at Lloyd's of the Borrower falls below 90 per cent. or exceeds 110 per cent. of the Adjusted ECA (as defined in the M&URs); and
(iii)
notify the Agent of any major solvency event (being an event, or series of events, that has a material impact on the level of the Borrower's solvency) and deliver to the Agent the results of any Capital Test (as defined or referenced in the M&URs) performed in relation to the Borrower as a result thereof.
16.4
Compliance Certificates
(a)
The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to clause 16.1 (Annual Statements) and clause 16.2 (Quarterly Management Accounts), a Compliance Certificate setting out (in reasonable detail) computations as

50

to compliance with clause 17 (Financial Condition) as at the date as at which those financial statements were drawn up.
(b)
Each Compliance Certificate shall be signed by two directors of the Borrower.
16.5
Requirements as to financial statements

Unless otherwise agreed by the Majority Lenders, the Borrower and the Parent (as applicable) shall procure that each set of financial statements delivered pursuant to clause 16 is prepared using accounting practices and financial reference periods consistent with those applied in the preparation of the audited financial statements for the financial year ended 31 December 2024, taking into account any adjustments for the adoption of FRS 102 standards in respect of lease accounting requirements by the Borrower and the Parent in 2025 (the "Benchmark Financial Statements"), for that company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in such accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant company or, where the relevant set of financial statements delivered are not audited financial statements, the relevant company) deliver to the Agent:

(a)
a description of any change necessary for those financial statements to reflect the accounting practices and reference periods upon which such company's Benchmark Financial Statements were prepared; and
(b)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 17 (Financial Condition) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that company's Benchmark Financial Statements, and any reference in this agreement to those financial statements referenced above shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Benchmark Financial Statements were prepared.

16.6
Information: miscellaneous
(a)
The Borrower (or the Original Guarantor) shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(i)
all documents dispatched by the Parent to its creditors generally at the same time as they are dispatched;
(ii)
all ad hoc or exceptional financial reports dispatched by or on behalf of any Obligor to Lloyd's, the FCA, the PRA, any other regulator or any Government Authority;
(iii)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (other than in the ordinary course of business) which are current, threatened or pending against the Parent or any member of the Group, and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(iv)
promptly upon it becoming aware of them, the details of any threatened regulatory intervention by Lloyd's and/or the FCA and/or the PRA in respect of the Parent or the Group and/or the Managed Syndicate which are likely to be adversely determined and/or made and which, if adversely determined and/or

51

made, would have a Material Adverse Effect on the business or financial condition of the Parent or the Group and/or the Managed Syndicate;
(v)
promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents.
(b)
The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) promptly, a copy of any demand made by Lloyd's of the Borrower for the payment of FAL.
(c)
Each Obligor shall from time to time promptly on the request of the Agent, furnish the Agent with such information about the business (including in respect of FAL) and financial condition of the Group, and the LB2 Cell and the QS Reinsurance Agreement, as any Finance Party (through the Agent) may reasonably require.
16.7
Notification of default
(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
(b)
Promptly upon a request by the Agent, the Borrower or the Parent (as applicable) shall supply to the Agent a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
16.8
Use of websites
(a)
The Borrower may satisfy its obligation under this agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:
(i)
the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)
both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)
the information is in a format previously agreed between the Borrower and the Agent.
(b)
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.
(c)
The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.
(d)
The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

52

(i)
the Designated Website cannot be accessed due to technical failure;
(ii)
the password specifications for the Designated Website change;
(iii)
any new information which is required to be provided under this agreement is posted onto the Designated Website;
(iv)
any existing information which has been provided under this agreement and posted onto the Designated Website is amended; or
(v)
the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
(e)
If the Borrower notifies the Agent under paragraph (d)(i) or paragraph (d)(v) above, all information to be provided by the Borrower under this agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(f)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.
16.9
Lloyd's Syndicate Accounting Rules

The Borrower shall ensure that:

(a)
each annual report in respect of the Managed Syndicate delivered pursuant to clause 16.3 (Reporting for the Managed Syndicate) is prepared in accordance with Lloyd's syndicate accounting rules applicable at the relevant time;
(b)
there is attached to every such annual report a Managing Agent's report and underwriter's report (or, if applicable, a combined report), each prepared in accordance with the Lloyd's syndicate accounting rules applicable at the relevant time.
16.10
"Know your customer" checks
(a)
If:
(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this agreement;
(ii)
any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this agreement; or
(iii)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably

53

requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with:

(A)
all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents; and
(B)
any anti-money laundering or anti-terrorism financing laws and regulations applicable to the Agent or any Lender.
(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(c)
The Borrower shall, by not less than ten Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to clause 21 (Changes to the Obligors).
(d)
Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this agreement as an Additional Guarantor.
17.
FINANCIAL CONDITION
17.1
Financial Condition
(a)
The Original Guarantor shall ensure, that at all times, from the date of this agreement until and including 30 December 2025:
(i)
the ratio of Total Debt to Total Capitalisation shall be no greater than 0.45:1.00.
(ii)
Consolidated Tangible Net Worth is not less than Minimum Tangible Net Worth.
(b)
The Original Guarantor shall ensure, that at all times, on or after 31 December 2025:
(i)
the ratio of Total Debt to Total Capitalisation shall be no greater than 0.45:1.00.
(ii)
Consolidated Tangible Net Worth is not less than Minimum Tangible Net Worth.
(iii)
Primary FAL of the Borrower (less any amounts designated to support Solvency Deficits) shall be not less than 55 per cent of Adjusted ECA of the Borrower.

54

(iv)
Own FAL of the Borrower shall not be less than 50 per cent of the Adjusted ECA of the Borrower.
17.2
Financial Definitions

In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:

"Consolidated Net Income" means for any period, the "profit after tax" line item as set out in the financial statements or management accounts of the Original Guarantor and its Subsidiaries determined on a consolidated basis, on the basis of GAAP;

"Consolidated Net Worth" means at any time, the "Total shareholder's equity" line item as set out in the financial statements or management accounts of each member of the Group, as applicable;

"Consolidated Tangible Net Worth" means, at any time, the "Total shareholder's equity" line item as set out in the financial statements or management accounts of each member of the Group, as applicable, after deducting (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group and interests of non-Group members in Group subsidiaries (as set out in the most recent financial statements) and so that no amount shall be included or excluded more than once;

"Minimum Tangible Net Worth" means:

(a)
$725,000,000 on 30 September 2025; and
(b)
$800,000,000 on 31 December 2025,

and will increase quarterly thereafter by an amount equal to:

(i)
50 per cent of any Net Equity Proceeds; and
(ii)
50 per cent of any Consolidated Net Income (if positive);

calculated in respect of any financial statements of the Guarantor delivered to the Agent pursuant to clause 16.2 (Quarterly Financial Statements) after 31 December 2025;

"Net Equity Proceeds" means with respect to:

(a)
the issuance or sale of common and preferred shares that the Guarantor is authorised to issue; and/or
(b)
the issuance of any subordinated shareholder funding;

the cash proceeds of such issuance or sale net of legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result of such issuance or sale;

Total Capitalisation means the aggregate of:

(a)
Consolidated Net Worth; and
(b)
Total Debt;

55

"Total Debt" means, at any time, the aggregate outstanding principal or capital amount of:

(c)
all Financial Indebtedness of the Group calculated on a consolidated basis; and
(d)
all letters of credit, including those Letters of Credit issued under this Facility;

except that without double counting:

(i)
in the case of any finance lease only the capitalised value of that finance lease shall be included; and
(ii)
in the case of any guarantee referred to in the definition of Financial Indebtedness in clause 1.1 (Definitions), the amount of that guarantee shall not be included, to the extent it relates to indebtedness of another member of the Group already included in the calculation of Total Debt; and
17.3
Financial Testing

The financial covenants set out in this clause 17 shall be tested by reference to each of the annual audited financial statements, the unaudited consolidated interim financial statements and/or each Compliance Certificate delivered pursuant to clause 16 (Information Undertakings).

17.4
Accounting Terms

All accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP.

18.
GENERAL UNDERTAKINGS

The undertakings in this clause 18 remain in force from the date of this agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1
Authorisations
(a)
Each Obligor shall promptly:
(i)
obtain, comply with and do all that is necessary to maintain in full force and effect; and
(ii)
supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b)
The relevant Obligor shall promptly make the registrations and comply with the other requirements specified in the Perfection Requirements.
18.2
Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject (including, without limitation, under the Financial Services and Markets Act 2000 (and related subordinate legislation), the Lloyd's Acts 1871 to 1982, the Lloyd's Sourcebook Instrument 2001 and the PRA Rulebook (as amended from time to time) and any conditions or requirements prescribed

56

under any applicable Acts, Byelaws and regulations), if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

18.3
Funds at Lloyd's compliance
(a)
The Borrower shall procure that:
(i)
all of its Funds at Lloyd's complies with the Acceptable Asset Rules; and
(ii)
if there is at any time a shortfall in its Funds at Lloyd's, such shortfall is promptly remedied in accordance with the applicable Membership Byelaws and rules and regulations as may be issued by Lloyd's from time to time.
(b)
The Borrower shall use all reasonable endeavours to procure that:
(i)
its Funds at Lloyd's shall be revalued by Lloyd's and in accordance with Lloyd's usual practice; and
(ii)
its Funds at Lloyd's are applied in the manner described in clause 2.5 (Ranking and Application of Funds at Lloyd's).
18.4
Claims Pari Passu

Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application applying to companies generally.

18.5
Negative Pledge

In this clause 18.5, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below.

(a)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.
(b)
No Obligor shall (and the Parent shall ensure that no other member of the Group will):
(i)
sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;
(ii)
sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)
enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)
Paragraphs (a) and (b) above do not apply to:

57

(i)
the Security or Quasi-Security entered into pursuant to any Finance Document;
(ii)
any Security or Quasi-Security granted or entered into under or in connection with derivative contracts in the ordinary course of business;
(iii)
any secured or collateralised reinsurance obligations, whether or not due or owed as at the date of this agreement;
(iv)
any Security in relation to taxes, assessments or governmental charges or levies on the Obligors or any member of the Group's assets, to the extent that:
(A)
such taxes, assessments, charges or levies are being contested by the Obligors or member of the Group (as applicable) in good faith and in accordance with the relevant procedures;
(B)
such taxes, assessments, charges or levies have been disclosed in the Obligor's or member of the Group's financial statements and for which adequate reserves are being maintained in relation thereto in accordance with GAAP; and
(C)
payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of any Finance Party under any Finance Document;
(v)
any Security arising out of pledges or deposits under worker's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, laws or regulations or similar legislation or regulations;
(vi)
utility easements, building restrictions and other equivalent encumbrances or charges against real property which do not in any material way affect the marketability of such property or interfere with the use thereof in the business of the Obligors or the Group, in each case incurred in the ordinary course of trading;
(vii)
the following Security or Quasi-Security:
(A)
stock loans, repurchase agreements and reverse repurchase agreements; buy/sell agreements, prime brokerage agreements, credit support annexes and pledge and security agreements;
(B)
collateralisation or margin obligations whether to third parties or to exchanges;
(C)
Security or Quasi-Security in respect of assets or rights where such assets or rights are inherent in, and arise or are created as part of a structured finance, funding, financing or liquidity transaction, payment undertaking arrangement, credit enhancement or derivative transaction; and
(D)
deposits, pledges or trusts with or for the benefit of ceding parties or insurance regulators,

provided that such Security or Quasi-Security is incurred in the ordinary course of trading;

58

(viii)
any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Obligors or member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group, in each case, in respect of ordinary trade debts;
(ix)
other Security or Quasi-Security securing Financial Indebtedness in an aggregate amount not to exceed $5,000,000;
(x)
any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or reinsurance activities;
(xi)
any lien arising by operation of law and in the ordinary course of trading;
(xii)
any Security over or affecting (or transaction ("Quasi-Security") described in paragraph (b) above affecting) any asset acquired by a member of the Group after the date of this agreement if:
(A)
the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;
(B)
the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and
(C)
the Security or Quasi-Security is removed or discharged within six Months of the date of acquisition of such asset provided that the provisions of this sub paragraph (C) shall not apply where the Borrower demonstrates to the satisfaction of the Agent (acting reasonably) that it would be uneconomic to discharge that Security or Quasi-Security;
(xiii)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:
(A)
the Security or Quasi-Security was not created in contemplation of the acquisition of that company;
(B)
the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(C)
the Security or Quasi-Security is removed or discharged within six Months of that company becoming a member of the Group provided that the provisions of this sub paragraph (C) shall not apply where the Borrower demonstrates to the satisfaction of the Agent (acting reasonably) that it would be uneconomic to discharge that Security or Quasi-Security;
(xiv)
any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

59

(xv)
any Security or Quasi-Security granted with the prior consent of the Majority Lenders;
(xvi)
any Security or Quasi-Security created to secure obligations arising from state insurance department guarantee funds and other regulatory requirements or any insurance or reinsurance policy or agreement;
(xvii)
any extension, replacement or renewal of any Security or Quasi-Security referred to in the foregoing paragraphs (i) to (xvi) provided that the indebtedness secured by such Security or Quasi-Security is not increased from the amount originally secured and such extension, replacement or renewal shall be limited to all or a part of the same asset that was being secured by the Security or Quasi-Security renewed, replaced or extended;
(xviii)
any Security or Quasi-Security granted or subsisting under any deed or agreement required by Lloyd's to be entered into by or on behalf of any member of the Group in connection with the insurance business at Lloyd's of the Borrower;
(xix)
any Security or Quasi-Security over a cash or securities collateral account relating to Permitted Financial Indebtedness under paragraphs (a) (to the extent such Security or Quasi-Security relates to a cash or securities collateral account held by the members of the Managed Syndicate in their capacity as members thereof, represented by the managing agent of the Managed Syndicate), (h) and (i) of the definition of Permitted Financial Indebtedness; or
(xx)
any Security or Quasi-Security granted over any vehicle under or pursuant to any EV Leasing Scheme.
18.6
Indebtedness

No Obligor shall (and the Parent shall ensure that no other member of the Group will), incur or permit to subsist any Financial Indebtedness, other than Permitted Financial Indebtedness.

18.7
Loans and Guarantees

No Obligor shall make any loans, grant any credit (other than for premium in the ordinary course of business) or give any guarantee or indemnity (other than by way of insurance in the ordinary course of business) to or for the benefit of any person (other than an Obligor) or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person in connection with its membership of the Managed Syndicate, except for:

(a)
any Permitted Financial Indebtedness;
(b)
any indemnities provided to its suppliers in the ordinary course of business;
(c)
any loans required to be made by the Managed Syndicate to the Lloyd's Central Fund under the New Central Fund Byelaw (No. 23 of 1996); and
(d)
any loans, guarantee or indemnities provided by any Obligor to the trustees of the Managed Syndicate upon the terms set out in the applicable Lloyd's Premiums Trust Deed.

60

18.8
Disposals
(a)
No Obligor shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.
(b)
Paragraph (a) does not apply to any sale, lease, transfer or other disposal by a member of the Group:
(i)
made to another member of the Group;
(ii)
made in the ordinary course of business of the disposing entity;
(iii)
of obsolete assets for cash;
(iv)
of assets in exchange for other assets comparable or superior as to type, value and quality;
(v)
made with the prior consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed);
(vi)
made in relation to any EV Leasing Scheme; or
(vii)
of assets where the book value (when aggregated with the book value of all other tangible assets sold, leased, transferred or otherwise disused of in the same financial year) does not exceed $5,000,000 (or its equivalent in another currency or currencies).
18.9
Acquisitions

No Obligor shall:

(a)
acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or
(b)
incorporate a company,

other than in accordance with the ordinary course of business.

18.10
Joint Ventures

No Obligor shall:

(a)
enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any joint venture; or
(b)
transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a joint venture or maintain the solvency of or provide working capital to any joint venture (or agree to do any of the foregoing).

other than in accordance with the ordinary course of business.

18.11
Change of business

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(a)
The Borrower shall not undertake any business or activity other than insurance business at Lloyd's as a Member of the Managed Syndicate.
(b)
The Parent shall procure that no substantial change is made to the general nature of the business of each other Obligor from that carried on at the date of this agreement and that no material business acquisition is made outside of the insurance sector by any member of the Group, save to the extent that such acquisition reasonably can be considered related to the insurance business of the Group.
(c)
For the avoidance of doubt, the entry into new lines of insurance and reinsurance businesses shall not be a substantial change to the general nature of its business activities for the purposes of this clause.
18.12
Insurance and Reinsurance

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain insurance (other than and in addition to any reinsurance in respect of such members' underwriting business) on and in relation to its business and assets against those risks and to such extent as is usual for companies carrying on the same or substantially similar business in the same or similar location with any reputable underwriters or reputable insurance company.

18.13
Further Assurance
(a)
Each Obligor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;
(ii)
to confer on the Security Agent or confer on the Finance Parties' Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or
(iii)
to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

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18.14
Ownership of Obligors

The Parent shall ensure that the Borrower and each Obligor (other than the Original Guarantor) is and remains, directly or indirectly, a wholly-owned Subsidiary of the Original Guarantor.

18.15
Application of Funds at Lloyd's and Cash Calls
(a)
The Borrower shall use all reasonable endeavours (including, without limitation, by taking all such procedural and administrative action required by Lloyd's and procuring that all such procedural and administrative action required by Lloyd's is taken by the Managing Agent) to ensure that the Funds at Lloyd's of the Borrower is applied in the manner described in clause 2.5 (Ranking and Application of Funds at Lloyd's).
(b)
The Parent shall procure that the Managing Agent shall make a request for funds of the Borrower in its capacity as a member of the Managed Syndicate before applying the Funds at Lloyd's of the Borrower in the payment of any claims, expenses or outgoings made or incurred in connection with its underwriting business.
18.16
Demands for Payment of Funds at Lloyd's

The Borrower shall upon service on it, or on any member of the Group, by Lloyd's (or other the trustee for the time being of such Funds at Lloyd's) of a written demand for the payment of a sum on account of its, or any member of the Group's, Funds at Lloyd's immediately inform the Agent of such demand.

18.17
Investment Guidelines

Each Obligor shall not (and shall procure that the Managing Agent shall not), without the prior consent of the Majority Lenders, make a material change to the investment strategy of the Managed Syndicate as presented to the Agent prior to the date hereof in relation to the granting of the Facility to the Borrower.

18.18
Business Plan

The Borrower shall comply with the Business Plan in all material respects.

18.19
Authorisation by Lloyd's
(a)
The Borrower shall at all times remain duly authorised or admitted by Lloyd's as an underwriting member to underwrite business at Lloyd's.
(b)
The Managing Agent shall at all times remain duly authorised or admitted by Lloyd's as a managing agent.
18.20
Provision of Funds at Lloyd's
(a)
No Obligor shall enter into any reinsurance agreement, credit agreement or other arrangement, pursuant to which any person other than a member of the Group provides FAL ("Third Party FAL") for or on behalf of the Borrower unless it delivers to the Agent an updated Letter of Comfort (subject to the provisions of clause 18.27 (Conditions Subsequent) below) and a Funds at Lloyd's providers deed, each specifying that such Third Party FAL will be drawn by Lloyd's either (i) pari passu with Own FAL or (ii) immediately after Own FAL (where in each case, such Own FAL and Third Party FAL shall be drawn by Lloyds before any Letter of Credit), in form and substance satisfactory to the Majority Lenders acting reasonably.

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(b)
Without limiting paragraph (a) above, the Lenders have consented to the Borrower entering into the QS Reinsurance Agreement pursuant to the Borrower FAL Restructuring Amendment Agreement and in connection therewith the Borrower, the LB2 Cell and the Agent have entered into a FAL providers deed dated on or about 23 December 2024. The Borrower shall not terminate the QS Reinsurance Agreement unless the Own FAL provided or otherwise supported by the LB2 Cell is replaced by:
(i)
Own FAL provided or otherwise supported by the Borrower; or
(ii)
Third Party FAL in accordance with paragraph (a) above.
18.21
Taxation
(a)
Each Obligor shall pay and discharge all Taxes imposed upon within the time period allowed without incurring penalties unless and only to the extent that:
(i)
such payment is being contested in good faith;
(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 16.3 (Reporting for the Managed Syndicate); and
(iii)
such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)
Each Obligor may not change its residence for Tax purposes.
18.22
Anti-corruption law
(a)
No Obligor shall (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 applicable anti-money laundering regulations or other similar legislation in other jurisdictions.
(b)
Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):
(i)
conduct its businesses in compliance with applicable anti-corruption and anti-money laundering laws; and
(ii)
maintain policies and procedures designed to promote and achieve compliance with such laws.
18.23
Arms' Length Basis

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any transaction with any person except on bona fide arms' length terms.

18.24
Sanctions
(a)
Each Obligor undertakes that it, and will procure that each of its Subsidiaries and its directors, officers, employees, affiliates, agents or representatives, is not a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person in any

64

manner that could reasonably be expected to result in the violation of applicable Sanctions by any person.
(b)
Each Obligor shall, and shall procure that each of its Subsidiaries shall, not use any revenue or economic benefit derived from any business or transaction prohibited by Sanctions or any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Lenders (including the provision of voluntary or mandatory Cash Collateral), where the use of such revenue or economic benefit could reasonably be expected to result in the violation of applicable Sanctions by any person.
(c)
Each Obligor shall, and shall procure that each of its Subsidiaries shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.
(d)
Each Obligor shall not and shall procure that each of its Subsidiaries shall not, directly or indirectly, use all or any part of the proceeds of the Facility to fund any trade, business or other activities:
(i)
involving, or for the benefit of, any Restricted Person, where such trade, business or other activities could reasonably be expected to result in the violation of applicable Sanctions by any person; or
(ii)
that would reasonably be expected to result in an Obligor and/or a Subsidiary being in breach of any Sanctions or becoming a Restricted Person.
(e)
Each Obligor shall, and shall procure that each of its Subsidiaries shall, comply with all Sanctions to the extent applicable to it.
(f)
Each member of the Group must implement and maintain appropriate policies and procedures and ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to this clause 18.24.
(g)
Any provision of this clause 18.24 shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (the "Blocking Regulation") (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom). For the avoidance of any doubt, nothing in this clause 18.24 is intended or should be interpreted or construed, as inducing any party to act in a manner that would be in breach of any provision of the Blocking Regulation.

In connection with any amendment, waiver, determination or direction relating to any part of this clause 18.24 of which a Finance Party does not have the benefit, the Commitments of that Finance Party will be disregarded for all purposes when determining whether the consent of the Majority Lenders (or such other applicable quorum) has been obtained or whether the determination or direction by the Majority Lenders (or such other applicable quorum) has been made.

18.25
Substitution of Letters of Credit

Upon any Lender assigning or transferring the whole or any part of its Commitment in accordance with clause 20.1 (Assignments and Transfers by the Lenders) the Borrower shall,

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upon five Business Days' prior notice of such assignment or transfer, use all reasonable endeavours (including, without limitation, by taking all such procedural and administrative action required by Lloyd's and procuring that all such procedural and administrative action required by Lloyd's is taken by the Managing Agent) to procure that:

(a)
Lloyd's accepts a new Letter of Credit issued by the new Lenders party to that Letter of Credit in replacement for the original Letter of Credit and such original Letter of Credit is returned to the Agent; or
(b)
Lloyd's agrees such amendments to the original Letter of Credit as may be necessary to reflect such assignment or transfer.
18.26
Merger
(a)
No Obligor shall enter into an amalgamation, demerger, merger or corporate reconstruction.
(b)
Paragraph (a) does not apply to any sale, lease, transfer or other disposal permitted pursuant to clause 18.8 (Disposals).
18.27
Conditions Subsequent

The Borrower shall provide:

(a)
by no later than 16 January 2026:
(i)
a Letter of Comfort setting out the intended order of application of the Funds at Lloyd’s in respect of Lloyd’s obligations allocable to each year of account of the Managed Syndicate for the time being remaining open; and
(ii)
evidence of all FAL supporting the Borrower as at 31 December 2025; and
(b)
by no later than 28 November 2025, the quarterly corridor test statement of the Borrower for the fourth quarter of 2024 prepared pursuant to clause 2.5 of the M&URs.
18.28
LB2 Cell Arrangements

The Parent shall ensure that:

(a)
on the Effective Date (as defined in the Borrower FAL Restructuring Amendment Agreement), it is the sole owner of the shares in the LB2 Cell; and
(b)
on the Effective Date (as defined in the Borrower FAL Restructuring Amendment Agreement) and at all times thereafter whilst any Lender has any liabilities under a Letter of Credit, the Primary FAL held by the LB2 Cell will be deposited with Lloyd's to support and stand as FAL for the general business of the Borrower as a continuing member of the Managed Syndicate.
19.
EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause 19 is an Event of Default (save as for clause 19.21 (Acceleration and Cancellation)).

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19.1
Failure to Pay

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)
its failure to pay is caused by:
(i)
administrative or technical error; or
(ii)
a Disruption Event; and
(b)
payment is made within three Business Days of its due date.
19.2
Financial Covenants and Other Obligations
(a)
Any requirement of clause 17 (Financial Condition), clause 16.1 (Annual Statements), clause 16.2 (Quarterly Financial Statements), clause 16.4 (Compliance Certificates) or clause 18.27 (Conditions Subsequent) is not satisfied.
(b)
An Obligor does not comply with any provision of any Transaction Security Document.
19.3
Other Obligations
(a)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 19.1 (Failure to Pay) and clause 19.2 (Financial Covenants and other Obligations)).
(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of:
(i)
the Agent giving notice to the Borrower; and
(ii)
the Borrower becoming aware of the failure to comply.
19.4
Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

19.5
Cross Default
(a)
Any Financial Indebtedness of any Obligor and/or the Managing Agent is not paid when due nor within any originally applicable grace period.
(b)
Any Financial Indebtedness of any Obligor and/or the Managing Agent is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)
Any commitment for any Financial Indebtedness of any Obligor and/or the Managing Agent is cancelled or suspended by a creditor of such Obligor and/or the Managing Agent as a result of an event of default (however described).

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(d)
Any creditor of any Obligor and/or the Managing Agent becomes entitled to declare any Financial Indebtedness of any Obligor and/or the Managing Agent due and payable prior to its specified maturity as a result of an event of default (however described).
(e)
No Event of Default will occur under this clause 19.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency or currencies).
19.6
Failure to comply with Final Judgment

An Obligor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction within 14 days of the deadline for payment under any such judgment or order being made or given, where such failure could reasonably be expected to have a Material Adverse Effect.

19.7
Insolvency
(a)
Any Obligor and/or the Managing Agent:
(i)
is unable or admits its inability to pay its debts as they fall due;
(ii)
suspends making payments on any of its debts; or
(iii)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)
The value of the assets of any Guarantor and/or the Managing Agent is less than its liabilities (taking into account contingent and prospective liabilities).
(c)
A moratorium is declared in respect of any indebtedness of any Obligor and/or the Managing Agent.
19.8
Insolvency proceedings
(a)
Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor and/or the Managing Agent;
(ii)
a composition, compromise, assignment or arrangement with any creditor of any Obligor and/or the Managing Agent;
(iii)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor and/or the Managing Agent or any of its assets; or
(iv)
enforcement of any Security over any assets of any Obligor and/or the Managing Agent,

or any analogous procedure or step is taken in any jurisdiction.

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(b)
Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
19.9
Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor and/or the Managing Agent and such action is not discharged within 10 days of commencement.

19.10
Cessation of business

Any Obligor suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business.

19.11
Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

19.12
Repudiation and rescission of agreements

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

19.13
Audit Qualification

The relevant Obligor's auditors qualify the audited annual financial statements of that Obligor (save for any qualification which is of a technical nature), in each case in a manner or to an extent which the Majority Lenders reasonably believe is adverse to their interests under the Finance Documents.

19.14
Material Adverse Change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

19.15
Litigation

Any litigation, arbitration, administrative or governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated by the Finance Documents or against any member of the Group or its assets which have or could reasonably be expected to have a Material Adverse Effect.

19.16
Solvency Test

The Borrower fails as a Member to maintain the members' capital resources requirement calculated by Lloyd's and notified to it in accordance with the PRA Rulebook.

19.17
Financial Services and Markets Act 2000
(a)
Lloyd's (or, where appropriate, the members of Lloyd's taken together) fails to satisfy the solvency requirements to which it is or they are subject by virtue of Part XIX of the Financial Services and Markets Act 2000, GENPRU, INSPRU (each as amended from time to time) or any other applicable statutory provision or regulatory requirement

69

enacted hereafter and a failure to comply with any binding requirement to rectify the position within the time period permitted for such rectification; or
(b)
The authorisation and/or permission granted to Lloyd's to carry on a regulated activity pursuant to the Financial Markets and Services Act 2000 is withdrawn, removed, revoked or cancelled by the FCA or PRA (as applicable), which, in either such case, in the reasonable opinion of the Lenders is likely to have a Material Adverse Effect.

19.18
Modification of Lloyd's Acts, Byelaws or Trusts

Any modification, repeal, amendment, replacement or revocation of Lloyd's Acts 1871 to 1982 (as in force from time to time), any byelaw or any deed or agreement required by Lloyd's to be executed or entered into by any person in connection with insurance business at Lloyd's (whether carried on by such person or otherwise) or any trust created thereby is made or proposed which, in the reasonable opinion of the Lenders, is reasonably likely materially and adversely to affect the ability of any Obligor or the Managing Agent to perform or comply with its material obligations under the Finance Documents.

19.19
Insurers (Reorganisation and Winding Up) (Lloyd's) Regulations 2005

A "Lloyd's Market Reorganisation Order" is made by the English courts in relation to the "association of underwriters known as Lloyd's" as each of those terms is defined in the Insurers (Reorganisation and Winding Up) (Lloyd's) Regulations 2005, where a member of the Group is an "affected market participant" for the purposes of such order.

19.20
Cash Collateralisation

At any time the Borrower is obliged to provide or procure provision of and maintain Cash Collateral pursuant to any term of the Finance Documents, the Borrower fails to provide or procure provision of or maintain Cash Collateral with a value at equal to or greater than the Outstandings (or the applicable proportion thereof).

19.21
Acceleration and Cancellation

On and at any time after the occurrence of an Event of Default where such Event of Default is continuing the Agent may, and shall if so instructed by the Majority Lenders, by notice to the Borrower:

(a)
require the Borrower to procure that the liabilities of the Lenders under each Letter of Credit are promptly reduced to zero and/or to provide or procure provision of Cash Collateral for each Lender's participation in each Letter of Credit (whereupon the Borrower shall do so);
(b)
require the Borrower to use its best endeavours to procure that:
(i)
all Letters of Credit are cancelled and returned by Lloyd's to the Agent; and
(ii)
in relation to any Letters of Credit which are cancelled, Lloyd's delivers written confirmation to the Agent (on behalf of the Lenders) that:
(A)
Lloyd's has not retained any copies of any Letter of Credit; and
(B)
Lloyd's no longer places any reliance on any Letter of Credit,

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in form and substance reasonably satisfactory to the Agent;

(c)
declare that Cash Collateral in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;
(d)
exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or
(e)
give a Termination Notice to Lloyd's in respect of any Letter of Credit.
20.
CHANGES TO THE LENDERS
20.1
Assignments and transfers by the Lenders

Subject to this clause 20, a Lender (the "Existing Lender") may:

(a)
assign any of its rights; or
(b)
transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") provided that such bank, financial institution, trust, fund or other entity is an Approved Credit Institution. Any assignment or transfer by an Existing Lender to a New Lender shall only be effective, if it transfers or assigns the Existing Lender's share of the Facility pro rata against the Existing Lender's Available Commitment and its participation in Utilisations under the Facility.

20.2
Conditions of assignment or transfer
(a)
The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)
to another Lender or an Affiliate of a Lender or to a Related Fund; and/or
(ii)
made at a time when an Event of Default is continuing.
(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.
(c)
The consent of the Agent is required for an assignment or transfer by an Existing Lender.
(d)
An assignment will only be effective on:
(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and
(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment

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to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(e)
A transfer will only be effective if the procedure set out in clause 20.5 (Procedure for transfer) is complied with.
(f)
If:
(i)
a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 9 (Tax gross-up and indemnities) or clause 10.1 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
20.3
Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.

20.4
Limitation of responsibility of Existing Lenders
(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)
the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;
(ii)
the financial condition of any Obligor;
(iii)
the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related

72

entities in connection with its participation in this agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and
(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)
Nothing in any Finance Document obliges an Existing Lender to:
(i)
accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 20; or
(ii)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
20.5
Procedure for transfer
(a)
Subject to the conditions set out in clause 20.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause 20.5(c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 20.5(b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this agreement, execute that Transfer Certificate.
(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. Upon execution of the Transfer Certificate, the Agent may specify the Transfer Date to the Existing Lender and the New Lender provided that if it fails to do so, the Transfer Date shall be the date proposed in the Transfer Certificate, such date to be no later than the date falling five Business Days after the date on which such Transfer Certificate is delivered to the Agent. The Agent will, upon receipt of a duly executed Transfer Certificate:
(i)
advise Lloyd's that a transfer will be made in respect of such Letter of Credit on the proposed Transfer Date; and
(ii)
request that Lloyd's return the relevant Letter of Credit (the "Original Letter of Credit") to the Agent on or prior to such proposed Transfer Date.
(c)
Subject to clause 20.10 (Pro rata interest settlement), on the Transfer Date:
(i)
the Agent shall execute the Transfer Certificate provided that, the Agent shall first have received the Original Letter of Credit from Lloyd's in accordance with paragraph (b) above or have made arrangements with Lloyd's for the exchange of the Original Letter of Credit for a new Letter of Credit (the "Replacement Letter of Credit") immediately after the transfer has become effective. The Replacement Letter of Credit shall name the New Lender as an "Issuing Bank" thereunder and shall otherwise be for the same amount and on the same terms as the Original Letter of Credit for the remainder of the Term of such Original Letter of Credit;

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(ii)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");
(iii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(iv)
the Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(v)
the New Lender shall become a Party as a "Lender".
20.6
Procedure for Assignment
(a)
Subject to the conditions set out in clause 20.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this agreement, execute that Assignment Agreement.
(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. Upon execution of the Assignment Agreement, the Agent may specify the Transfer Date to the Existing Lender and the New Lender provided that if it fails to do so, the Transfer Date shall be the date proposed in the Assignment Agreement, such date to be no later than the date falling five Business Days after the date on which such Assignment Agreement is delivered to the Agent. The Agent will, upon receipt of a duly executed Assignment Agreement:
(i)
advise Lloyd's that a transfer will be made in respect of such Letter of Credit on the proposed Transfer Date; and
(ii)
take all actions necessary to amend the relevant Letter(s) of Credit (each an "Original Letter of Credit (Assignment)") on or prior to such proposed Transfer Date such that it names the New Lender as an "Issuing Bank" thereunder and which shall otherwise be for the same amount and on the same terms as the Original Letter of Credit (Assignment) for the remainder of the Term of such Original Letter of Credit (Assignment).

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(c)
Subject to clause 20.10 (Pro rata interest settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)
the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this clause 20.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 20.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 20.2 (Conditions of assignment or transfer).
20.7
Copy of Transfer Certificate or Assignment Agreement

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send a copy to the Borrower of that Transfer Certificate or Assignment Agreement.

20.8
Continuation of Security
(a)
Each Obligor consents to the assignments and transfers of rights and obligations permitted under and made in accordance with this clause 20. Each Obligor agrees and confirms that its guarantee and indemnity obligations under the Finance Documents and any Transaction Security granted by it in support of its own borrowing obligations or its guarantee or indemnity obligations under the Finance Documents will continue notwithstanding any assignment or transfer under this clause 20 and will extend to cover and support obligations owed to New Lenders and to continuing Finance Parties.
(b)
The Borrower (for itself and as agent for the Obligors) will (at the cost of the Lender or Lenders assigning or transferring its or their rights and obligations, provided that such costs are reasonably incurred and evidenced to the relevant Lenders) promptly execute such documents and take such other actions as are necessary to effect or perfect an assignment or a transfer of rights and/or obligations to a New Lender under the Finance Documents. Such action will include:
(i)
promptly countersigning Assignment Agreements (although any delay or failure by the Borrower to so countersign an Assignment Agreement will not invalidate its operation); and
(ii)
taking such steps as the Agent or the Security Agent may request (including re-execution of Transaction Security Documents) for the purpose of ensuring that the New Lender has (and the other Finance Parties continue to have) the benefit of the same security interests under the Transaction Security Documents as existed immediately before the relevant transfer.

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20.9
Security over Lender's Rights

In addition to the other rights provided to Lenders under this clause 20, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)
any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
20.10
Pro rata interest settlement
(a)
If the Agent has notified the Lenders that it is able to distribute any commission, interest or fees (including commitment fees) on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 20.5 (Procedure for transfer) or any assignment pursuant to clause 20.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and shall be immediately due and payable):
(i)
any commission, interest or fees (including commitment fees) in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become immediately due and payable to the Existing Lender (without further interest accruing on them); and
(i)
the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)
when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 20.10, have been payable to it on that date, but after deduction of the Accrued Amounts.
21.
CHANGES TO THE OBLIGORS
21.1
Assignments and transfers by Obligors

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No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

21.2
Additional Guarantors
(a)
Subject to compliance with the provisions of paragraphs (ii) and (iii) of clause 16.10 ("Know your customer" checks), the Borrower may request that any of the wholly owned Subsidiaries of the Parent become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:
(i)
the Borrower delivers to the Agent a duly completed and executed Accession Letter; and
(ii)
the Agent has received all of the documents and other evidence listed in part 2 of Schedule 2 (Conditions Precedent required to be delivered by an Additional Guarantor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).
(b)
The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of Schedule 2 (Conditions Precedent required to be delivered by an Additional Guarantor).
(c)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
21.3
Resignation of a Guarantor
(a)
The Borrower may request that a Guarantor (other than the Original Guarantor) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.
(b)
The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:
(i)
no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and
(ii)
all the Lenders have consented to the Borrower's request,

at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

21.4
Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

22.
ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS
22.1
Appointment of the Agent

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(a)
The Mandated Lead Arrangers and each of the Lenders (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)
The Mandated Lead Arrangers and each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
22.2
Instructions
(a)
The Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:
(A)
all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)
in all other cases, the Majority Lenders; and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)
In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.
22.3
Duties of the Agent

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(a)
The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)
Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)
Without prejudice to clause 20.7 (Copy of Transfer Certificate or Assignment Agreement), paragraph (b) above shall not apply to any Transfer Certificate or Assignment Agreement.
(d)
Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)
If the Agent receives notice from a Party referring to this agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Security Agent or a Mandated Lead Arranger) under this agreement it shall promptly notify the other Finance Parties.
(g)
The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
22.4
Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

22.5
No fiduciary duties
(a)
Nothing in any Finance Document constitutes the Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.
(b)
None of the Agent, the Security Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
22.6
Business with the Group

The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.7
Rights and discretions of the Agent
(a)
The Agent may:
(i)
rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)
assume that:

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(A)
any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)
unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)
rely on a certificate from any person:
(A)
as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)
to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)
no Default has occurred (unless it has actual knowledge of a Default arising under clause 19.1 (Failure to pay));
(ii)
any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)
any notice or request made by the Borrower or the Obligors' Agent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the other Obligors.
(c)
The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.
(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)
The Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)
Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this agreement.
(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it

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would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
22.8
Responsibility for documentation

Neither the Agent nor a Mandated Lead Arranger is responsible or liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated by the Finance Documents or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or
(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
22.9
No duty to monitor

The Agent shall not be bound to enquire:

(a)
whether or not any Default has occurred;
(b)
as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)
whether any other event specified in any Finance Document has occurred.
22.10
Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:
(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;
(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of,

81

under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or
(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:
(A)
any act, event or circumstance not reasonably within its control; or
(B)
the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
(d)
Nothing in this agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out:
(i)
any "know your customer" or other checks in relation to any person; or
(ii)
any check on the extent to which any transaction contemplated by this agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount

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of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.
22.11
Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 26.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in:

(a)
acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document); and/or
(b)
assessing the validity of any claim under a Letter of Credit, acting in its sole discretion.
22.12
Resignation of the Agent
(a)
The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or the Republic of Ireland as successor by giving notice to the Lenders and the Borrower.
(b)
Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.
(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom or the Republic of Ireland).
(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this agreement as Agent) after consultation with the Borrower (such consultation not required to exceed a period of 5 Business Days) agree with the proposed successor Agent amendments to this clause 22 and any other term of this agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to any agency fee payable under this agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.
(e)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

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(f)
The Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of clause 22.11 (Lenders' Indemnity to the Agent) and this clause 22.12 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(h)
After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b)above. In this event, the Agent shall resign in accordance with paragraph (b) above.
(i)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
(i)
the Agent fails to respond to a request under clause 9.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)
the information supplied by the Agent pursuant to clause 9.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)
the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not have been required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

22.13
Confidentiality
(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)
If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
22.14
Relationship with the Lenders
(a)
Subject to clause 20.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's

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principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)
entitled to or liable for any payment due under any Finance Document on that day; and
(ii)
entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 29.2 (Addresses) and paragraph (a)(ii) of clause 29.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
22.15
Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)
the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)
the adequacy, accuracy and/or completeness of any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

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(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
22.16
Agent's Management Time

Any amount payable to the Agent under clause 11.3 (Indemnity to the Agent), clause 13 (Costs and expenses) and clause 22.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders and is in addition to any fee paid or payable to the Agent under clause 7 (Fees).

22.17
Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.
THE SECURITY AGENT
23.1
Security Agent as Trustee
(a)
The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this agreement.
(b)
Each of the Agent, each Mandated Lead Arranger and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
23.2
Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

23.3
Instructions
(a)
The Security Agent shall:
(i)
subject to paragraphs (d) and (e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given by that Lender or group of Lenders;
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

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(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent (or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.
(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.
(d)
Paragraph (a) above shall not apply:
(i)
where a contrary indication appears in this agreement;
(ii)
where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;
(iii)
in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, clauses 23.6 (No Duty to Account) to clause 23.11 (Exclusion of Liability), clause 23.14 (Confidentiality) to clause 23.20 (Custodians and Nominees) and clause 23.23 (Acceptance of Title) to clause 23.27 (Disapplication of Trustee Acts); or
(iv)
in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(A)
clause 23.28 (Order of Application); and
(B)
clause 23.31 (Permitted Deductions).
(e)
If giving effect to instructions given by the Agent on behalf of the Majority Lenders would (in the Security Agent's opinion) have an effect equivalent to an amendment or waiver which is subject to clause 33.2 (All Lender Matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.
(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(i)
it has not received any instructions as to the exercise of that discretion; or
(ii)
the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of the Agent, any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for

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any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(h)
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
(i)
Without prejudice to the provisions of the remainder of this clause 23.3, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.
23.4
Duties of the Security Agent
(a)
The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)
The Security Agent shall promptly:
(i)
forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and
(ii)
forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.
(e)
The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
23.5
No fiduciary Duties to Obligors

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

23.6
No Duty to Account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

23.7
Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.8
Rights and Discretions
(a)
The Security Agent may:

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(i)
rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)
assume that:
(A)
any instructions received by it from the Agent, Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;
(B)
unless it has received notice of revocation, that those instructions have not been revoked; and
(C)
if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)
rely on a certificate from any person:
(A)
as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)
to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.
(c)
The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:
(i)
no Default has occurred;
(ii)
any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)
any notice made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.
(d)
The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)
Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be necessary or desirable.
(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(g)
The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:
(i)
be liable for any error of judgment made by any such person; or
(ii)
be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this agreement.
(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
23.9
Responsibility for Documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or
(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
23.10
No Duty to Monitor

The Security Agent shall not be bound to enquire:

(a)
whether or not any Default has occurred;
(b)
as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

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(c)
whether any other event specified in any Finance Document has occurred.
23.11
Exclusion of Liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:
(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;
(ii)
exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct;
(iii)
any shortfall which arises on the enforcement or realisation of the Transaction Security; or
(iv)
without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of:
(A)
any act, event or circumstance not reasonably within its control; or
(B)
the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.5 (Third party Rights) and the provisions of the Third Parties Act.
(c)
Nothing in this agreement shall oblige the Security Agent to carry out:
(i)
any "know your customer" or other checks in relation to any person; or

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(ii)
any check on the extent to which any transaction contemplated by this agreement might be unlawful for any other Secured Party,

on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.
23.12
Lenders' Indemnity to the Security Agent
(a)
Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).
(b)
Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)
Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
23.13
Resignation of the Security Agent
(a)
The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.
(b)
Alternatively the Security Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.
(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the

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retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.
(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.
(e)
The Security Agent's resignation notice shall only take effect upon:
(i)
the appointment of a successor; and
(ii)
the transfer of all the Transaction Security to that successor. The Security Agent's resignation or termination shall only take effect upon the transfer of all of the Transaction Security to a duly appointed successor (unless the Security Agent, the intended successor and the Majority Lenders agree otherwise).
(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 23.25(b) (Winding Up of Trust) and paragraph (d) above) but shall remain entitled to the benefit of this clause 23 and clause 11.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.
23.14
Confidentiality
(a)
In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.
(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.
(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person:
(i)
any confidential information; or
(ii)
any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
23.15
Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

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23.16
Credit Appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)
the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
23.17
Reliance and Engagement Letters

The Security Agent may obtain and rely on any certificate or report from any Obligor's auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor's liability and the extent to which that certificate or report may be relied on or disclosed).

23.18
No Responsibility to Perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)
require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;
(b)
obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

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(d)
take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
(e)
require any further assurance in relation to any Transaction Security Document.
23.19
Insurance by Security Agent
(a)
The Security Agent shall not be obliged:
(i)
to insure any of the Charged Property;
(ii)
to require any other person to maintain any insurance; or
(iii)
to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.
23.20
Custodians and Nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this agreement or any document relating to the trust created under this agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this agreement or be bound to supervise the proceedings or acts of any person.

23.21
Delegation by the Security Agent
(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.
23.22
Additional Security Agents

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(a)
The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)
if it considers that appointment to be in the interests of the Secured Parties; or
(ii)
for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)
for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this agreement, be treated as costs and expenses incurred by the Security Agent.
23.23
Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

23.24
Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

23.25
Winding up of Trust

If the Security Agent, with the approval of the Agent, determines that:

(a)
all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and
(b)
no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)
the trusts set out in this agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

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(ii)
any Security Agent which has resigned pursuant to clause 23.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.
23.26
Powers Supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

23.27
Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this agreement, the provisions of this agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this agreement shall constitute a restriction or exclusion for the purposes of that Act.

23.28
Order of Application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)
in discharging any sums owing to the Security Agent (in its capacity as such), any Receiver or any Delegate;
(b)
in payment or distribution to the Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with clause 26.5 (Partial payments);
(c)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and
(d)
the balance, if any, in payment or distribution to the relevant Obligor.
23.29
Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with clause 23.28 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of clause 23.28 (Order of Application).

23.30
Currency Conversion

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(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.
(b)
The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
23.31
Permitted Deductions

The Security Agent shall be entitled to:

(a)
set aside by way of reserve amounts required to meet; and
(b)
make and pay,

any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this agreement).

23.32
Good Discharge
(a)
Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.
(b)
The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.
23.33
Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this agreement.

24.
CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this agreement will:

(a)
interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)
oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)
oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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25.
SHARING AMONG THE FINANCE PARTIES
25.1
Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with clause 26 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(a)
the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 26.5 (Partial payments).
25.2
Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with clause 26.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

25.3
Recovering Finance Party's rights

On a distribution by the Agent under clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

25.4
Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and
(b)
as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
25.5
Exceptions

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(a)
This clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.
(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)
it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
26.
PAYMENT MECHANICS
26.1
Payments to the Agent
(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)
Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent specifies.
26.2
Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 26.3 (Distributions to an Obligor), clause 26.4 (Clawback and pre-funding) and clause 22.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

26.3
Distributions to an Obligor

The Agent and the Security Agent may (with the consent of the Obligor or in accordance with clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4
Clawback and pre-funding
(a)
Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

100

(b)
Subject to clause 26.4(c) below, if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent or, as the case may be, the Security Agent, shall on demand refund the same to the Agent or, as the case may be, the Security Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent,, calculated by the Agent to reflect its cost of funds.
(c)
If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:
(i)
the agent shall notify the Borrower of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and
(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
26.5
Partial payments
(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)
first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Security Agent under the Finance Documents;
(ii)
secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this agreement;
(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under this agreement; and
(iv)
fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)
The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (i) to (iv) above.
(c)
Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
26.6
No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7
Business Days

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(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)
During any extension of the due date for payment of any principal or Unpaid Sum under this agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
26.8
Currency of account
(a)
Subject to clauses 26.8(b) to 26.8(e) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)
A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated pursuant to this agreement, on its due date.
(c)
Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated pursuant to this agreement, when that interest accrued.
(d)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)
Any amount expressed to be payable in a currency other than USD shall be paid in USD.
26.9
Change of currency
(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and
(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)
If a change in any currency of a country occurs, this agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

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26.10
Disruption to Payment Systems, etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;
(b)
the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause 26.10(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in clause 26.10(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)
any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 33 (Amendments and Waivers);
(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 26.10; and
(f)
the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
26.11
Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Transaction Security created by or pursuant to any Transaction Security Document becomes enforceable, the Security Agent may require:

(a)
any Obligor to pay all sums due under any Finance Document; or
(b)
the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of this agreement.

26.12
Amounts paid in error
(a)
If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall, promptly and in any event within three Business Days of the Agent's notification to that Party, refund the same to the Agent.
(b)
Neither:
(i)
the obligations of any Party to the Agent; nor

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(ii)
the remedies of the Agent, (whether arising under this clause 26.12 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).
(c)
All payments to be made by a Party to the Agent (whether made pursuant to this clause 26.12 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)
In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (acting reasonably) was made in error.
27.
SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.
APPLICATION OF PROCEEDS
28.1
Order of Application
(a)
Subject to clause 28.2 (Prospective Liabilities), all amounts (whether in cash or in kind) from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 28, the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 28), in the following order of priority:
(i)
in discharging any sums owing to the Security Agent, any Receiver or any Delegate;
(ii)
in payment of all costs and expenses incurred by the Agent or Lenders in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this agreement;
(iii)
in payment to the Agent on its own behalf and on behalf of the Lenders for application towards the discharge of all sums due and payable by any Obligor under any Finance Document in accordance with this agreement:
(iv)
if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and
(v)
the balance, if any, in payment to the relevant Obligor.
28.2
Prospective Liabilities

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The Security Agent may, in its discretion, hold any amount of the Recoveries in an interest-bearing suspense account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under clause 28.1 (Order of Application) in respect of any amount that the Security Agent reasonably considers might become due or owing to a Secured Party at any time in the future.

28.3
Investment of Proceeds

Prior to the application of the proceeds of the Charged Property in accordance with clause 28.1 (Order of Application), the Security Agent may, in its discretion, hold all or part of those proceeds in an interest-bearing suspense account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent's discretion in accordance with the provisions of this clause 28.

28.4
Currency Conversion
(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations, the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security Agent's Spot Rate of Exchange.
(b)
The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
28.5
Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this agreement).

28.6
Good Discharge
(a)
Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.
(b)
The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which any amount owing to the relevant Party is denominated.
28.7
Calculation of Amounts

For the purpose of calculating any person's share of any sum payable to or by it, the Security Agent shall be entitled to:

(a)
notionally convert the amounts owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at

105

the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the amounts owed to that person at the time at which that calculation is to be made; and
(b)
assume that all moneys received or recovered as a result of the enforcement or realisation of the Charged Property are applied in discharge of the amounts owed to that person in accordance with the terms of the relevant Finance Documents under which such outstanding amounts have arisen.
29.
NOTICES
29.1
Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2
Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)
in the case of the Borrower:

Address:	25 Fenchurch Avenue, London EC3M 5AD
Attention:	Stuart Bridges and Silvana Halili
Email:	Stuart.Bridges@inigoinsurance.com and Silvana.Halili@inigoinsurance.com

(b)
in the case of the Original Guarantor:

Address:	25 Fenchurch Avenue, London EC3M 5AD
Attention:	Stuart Bridges and Silvana Halili
Email:	Stuart.Bridges@inigoinsurance.com and Silvana.Halili@inigoinsurance.com

(c)
in the case of an Additional Guarantor, that specified in the relevant Accession Letter;
(d)
in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(e)
in the case of the Agent:

Address:	Barclays, 1 Churchill Place, London, E14 5HP

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Attention:	EMEA Loans Agency Team
E-mail:	loans.agency@barclays.com; and xraemeaagency1ops@barclays.com
Telephone:	+44 (0) 203 134 6356

(f)
in the case of the Security Agent:

Address:	Barclays, 1 Churchill Place, London, E14 5HP
Attention:	EMEA Loans Agency Team
E-mail:	loans.agency@barclays.com; and xraemeaagency1ops@barclays.com
Telephone:	+44 (0) 203 134 6356

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

29.3
Delivery
(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)
if by way of fax, when received in legible form; or
(ii)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 29.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in clause 29.2 above (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).
(c)
All notices from or to an Obligor shall be sent through the Agent.
(d)
Any communication or document made or delivered to the Borrower in accordance with this clause will be deemed to have been made or delivered to each Obligor.
(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
29.4
Notification of address and fax number

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Promptly upon (i) changing its address or fax number or (ii) receiving a notice of change of address from any other Party, the Agent shall notify the other Parties.

29.5
Electronic communication
(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)
notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)
notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.
(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this agreement shall be deemed only to become effective on the following day.
(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 29.5.
29.6
English language
(a)
Any notice given under or in connection with any Finance Document must be in English.
(b)
All other documents provided under or in connection with any Finance Document must be:
(i)
in English; or
(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
30.
CALCULATIONS AND CERTIFICATES
30.1
Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

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30.2
Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3
Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

31.
PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.
REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or any Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

33.
AMENDMENTS AND WAIVERS
33.1
Required consents
(a)
Subject to clause 33.2 (All Lender Matters), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.
(b)
The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.
33.2
All Lender Matters
(a)
An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:
(i)
the definition of "Majority Lenders" in clause 1.1 (Definitions);
(ii)
an extension to the date of payment of any amount under the Finance Documents;
(iii)
a reduction in the L/C Commission Rate or a reduction in the amount of any payment of principal, interest, fees or commission payable;

109

(iv)
a change in currency of payment of any amount under the Finance Documents;
(v)
an increase in or an extension of any Commitment or the Total Commitments or an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;
(vi)
a change to the Borrower or the Guarantors other than in accordance with clause 21 (Changes to the Obligors);
(vii)
any provision which expressly requires the consent of all the Lenders;
(viii)
clause 2.2 (Finance Parties' rights and obligations), clause 3.1 (Delivery of a Utilisation Request), clause 4.1 (Illegality), clause 4.2 (Change of control), clause 20 (Changes to the Lenders), clause 21 (Changes to the Obligors), clause 25 (Sharing among the Finance Parties) this clause 33, clause 37 (Governing law) or clause 38.1 (Jurisdiction);
(ix)
the nature or scope of the guarantee and indemnity granted under clause 14 (Guarantee and indemnity); or
(x)
(other than as expressly permitted by the provision of any Finance Document), the nature or scope of:
(A)
the Charged Property; or
(B)
the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraphs (A) and (B) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this agreement or any other Finance Document); and

(xi)
the release of any guarantee and indemnity granted under clause 14 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this agreement or any other Finance Document;

shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or a Mandated Lead Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or the Mandated Lead Arrangers as the case may be.
34.
CONFIDENTIALITY
34.1
Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 34.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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34.2
Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 34.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)
to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(iii)
appointed by any Finance Party or by a person to whom paragraphs (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)
who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)
to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 20.9 (Security over Lenders' Rights);
(viii)
who is a Party;
(ix)
who is a confirming Approved Credit Institution for the purposes of clause 4.9 (Funds at Lloyds' Ineligibility); or
(x)
with the consent of the Borrower;

111

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)
in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)
in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)
to any person appointed by that Finance Party or by a person to whom paragraph (i) or (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 34.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and
(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
34.3
Disclosure to numbering service providers
(c)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this agreement, the Facility and/or one or more Obligors the following information:
(i)
names of Obligors;
(ii)
country of domicile of Obligors;
(iii)
place of incorporation of Obligors;

112

(iv)
date of this agreement or the First Amendment and Restatement Agreement or the Second Amendment and Restatement Agreement or the Third Amendment and Restatement Agreement or the Fourth Amendment and Restatement Agreement;
(v)
clause 37 (Governing law);
(vi)
the names of the Agent and the Mandated Lead Arrangers;
(vii)
amounts of, and names of, the Facility (and any tranches);
(viii)
amount of Total Commitments;
(ix)
currencies of the Facility;
(x)
type of Facility;
(xi)
ranking of Facility;
(xii)
the termination date for the Facility;
(xiii)
changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and
(xiv)
such other information agreed between such Finance Party and the Borrower,

in each case to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)
The Borrower represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)
The Agent shall notify the Borrower and the other Finance Parties of:
(i)
the name of any numbering service provider appointed by the Agent in respect of this agreement, the Facility and/or one or more Obligors; and
(ii)
the number or, as the case may be, numbers assigned to this agreement, the Facility and/or one or more Obligors by such numbering service provider.
34.4
Entire agreement

This clause 34 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.5
Inside information

113

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.6
Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (v) of clause 34.2(b) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)
upon becoming aware that Confidential Information has been disclosed in breach of this clause 34.
34.7
Continuing obligations

The obligations in this clause 34 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with this agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)
the date on which such Finance Party otherwise ceases to be a Finance Party.
35.
COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.
CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)
any Bail-In Action in relation to any such liability, including (without limitation):
(i)
a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)
a cancellation of any such liability; and
(b)
a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

114

37.
GOVERNING LAW

This agreement and all non-contractual obligations arising from or in connection with it are governed by English law.

38.
ENFORCEMENT
38.1
Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to the existence, validity or termination of this agreement or, any non-contractual obligation arising out of or in connection with this agreement) (a "Dispute").
(b)
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)
This clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
38.2
Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)
irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(b)
agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This agreement has been entered into on the date stated at the beginning of this agreement.

115

116

Schedule 5

The Original Lenders

Original Lender	Commitment as at the Effective Date	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Barclays Bank PLC	$84,400,000	-
ING Bank N.V., London Branch	$84,400,000
Lloyds Bank PLC	$84,400,000
National Westminster Bank PLC	$84,400,000	-
SMBC Bank International plc	$84,400,000
ABN AMRO Bank N.V.	$66,000,000
HSBC Bank plc	$66,000,000
The Bank of Nova Scotia, London branch	$66,000,000
Total	$620,000,000	-

117

Schedule 6

Conditions Precedent to Initial Utilisation

Part A

[These conditions precedent have been satisfied on or prior to 3 November 2021]

5.
CORPORATE DOCUMENTS
5.1
A copy of the constitutional documents of each Obligor.
5.2
A copy of a resolution of the board of directors, or a duly appointed committee of the board of directors, of each Obligor:
(a)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)
authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and
(d)
(except in the case of the Borrower) authorising the Obligors' Agent to act as its agent in connection with the Finance Documents.
5.3
A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
5.4
A copy of a resolution of the board of directors of each Obligor establishing a committee referenced in paragraph 1.2 above where a resolution of a committee of the board of directors is to be used for the purposes of 1.2 above.
5.5
A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on it to be exceeded.
5.6
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this agreement.
6.
FINANCE DOCUMENTS
6.1
This agreement duly executed by the parties thereto.
6.2
The Fee Letters, each duly executed by the parties thereto.

118

7.
LEGAL OPINIONS

A legal opinion of Ashurst LLP, legal advisers to the Mandated Lead Arrangers, the Agent and Security Agent in England, substantially in the form distributed to the Original Lenders prior to signing this agreement.

8.
OTHER DOCUMENTS AND EVIDENCE
8.1
Copies of the Original Financial Statements of each Obligor.
8.2
Satisfaction of all "know your customer" or other similar checks under all applicable laws and regulations in relation to the Obligors.
8.3
Confirmation of the composition and source of the FAL of the Borrower as at the date of this agreement.
8.4
Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 7 (Fees) have been paid or will be paid by the first Utilisation Date.
8.5
The Letter of Comfort (signed on behalf of Lloyd's by an authorised signatory).
8.6
A copy of the Managing Agent's Agreement.
8.7
A copy of a structure chart of the Group.
8.8
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.
Part B
-
1.
An Accession Letter, duly executed by the Additional Guarantor and the Borrower or the Obligors' Agent.
2.
A copy of the constitutional documents of the Additional Guarantor.
3.
A copy of a resolution of the board of directors of the Additional Guarantor:
(a)
approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;
(b)
authorising a specified person or persons to execute the Accession Letter on its behalf;
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and
(d)
authorising the Obligors' Agent to act as its agent in connection with the Finance Documents.
4.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

119

5.
A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.
6.
A copy of the resolution of the board of directors of each corporate shareholder of the Additional Guarantor approving the terms of the resolution referred to in the paragraph above.
7.
A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.
8.
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.
9.
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.
10.
If available, the latest audited financial statements of the Additional Guarantor.
11.
A legal opinion of Ashurst LLP, legal advisers to the Mandated Lead Arrangers, the Agent and the Security Agent in England.
12.
If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers, the Agent and the Security Agent in the jurisdiction in which the Additional Guarantor is incorporated.
13.
If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 38.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.
14.
Satisfaction of all "know your customer" or other similar checks under all applicable laws and regulations in relation to the Additional Guarantor.

Schedule 7

Form of Utilisation Request

From: Inigo Corporate Member Limited (the "Borrower")

To: Barclays Bank PLC as Agent

Dated: [ ● ]

Dear Sirs,

1.
We refer to an agreement (the " Agreement") originally dated 3 November 2021 (as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and

120

restated on __________ 2025 and as, from time to time, amended, varied, novated or supplemented) and made between Inigo Corporate Member Limited as borrower and others, Barclays Bank PLC as agent and security agent and the financial institutions defined therein as Lenders.
2.
Terms defined in the Agreement shall have the same meaning in this notice.
3.
This notice is irrevocable.
4.
We hereby give you notice that, pursuant to the Agreement [we request a Letter of Credit be issued on the following terms] / we request an amendment to Irrevocable Standby Letter of Credit No. [ ● ] as follows1:

Facility:	[ ● ]
Face amount:	[ ● ]
Currency:	[ ● ]
Utilisation Date:	[ ● ]
Commencement Date of Letter of Credit:	[ ● ]
Year(s) of Account:	[ ● ]
Term:	[ ● ]
Expiry Date:	[ ● ]

5.
We confirm that, at the date hereof, the Repeating Representations are true in all material respects and no Default is continuing.
6.
The Letter of Credit should be issued in favour of Lloyd's in the form set out in schedule 7 of the Agreement and delivered to The Society and the Council of Lloyd's, c/o The Manager, Market Services, Fidentia House, Walter Burke Way, Chatham Maritime, Chatham, Kent ME4 4RN.

Yours faithfully

Signed by for and on behalf of Inigo Corporate Member Limited	) ) ) )

1 Delete as applicable.

121

Schedule 8

Form of Transfer Certificate

To: Barclays Bank PLC as Agent

From: [The Existing Lender] (the "Existing Lender"); and

[The New Lender] (the "New Lender")

Dated:

Inigo Corporate Member Limited
$620,000,000 Letter of Credit Facility Agreement originally dated 3 November 2021, as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025 (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2.
We refer to clause 20.5 (Procedure for transfer):
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 20.5 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.
(b)
The proposed Transfer Date is [ ].
(c)
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 29.2 (Addresses) are set out in the Schedule.
3.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 20.4 (Limitation of responsibility of Existing Lenders).
4.
The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:
(a)
[an Exempt Lender;]
(b)
[a Treaty Lender;]
(c)
[not a Qualifying Lender].

122

5.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] , so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax.]

[5/6]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[6/7]. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

[7/8]. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

[Agent]

By:

123

124

Schedule 9

Form of Assignment Agreement

To: Barclays Bank PLC as Agent; and

Inigo Corporate Member Limited as Borrower for and on behalf of each Obligor

From: [the Existing Lender] (the "Existing Lender"); and

[the New Lender] (the "New Lender")

Dated:

Inigo Corporate Member Limited
$620,000,000 Letter of Credit Facility Agreement originally dated 3 November 2021, as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025 (the "Agreement")

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.
2.
We refer to clause 20.6 (Procedure for assignment):
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.
(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Utilisations under the Agreement specified in the Schedule.
(c)
The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.
The proposed Transfer Date is [ ].
4.
On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5.
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 29.2 (Addresses) are set out in the Schedule.
6.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 20.4 (Limitation of responsibility of Existing Lenders).
7.
The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

125

(a)
[an Exempt Lender;]
(b)
[a Treaty Lender;]
(c)
[not a Qualifying Lender].
8.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] , so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax.]

[8/9]. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 20.7 (Copy of Transfer Certificate or Assignment Agreement), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[9/10]. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[10/11]. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11/12]. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

126

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender] [New Lender]

By: By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

127

128

Schedule 10

Form of Compliance Certificate

To: Barclays Bank PLC as agent

Date: [ ● ]

Dear Sirs,

Inigo Corporate Member Limited
$620,000,000 Letter of Credit Facility Agreement originally dated 3 November 2021, as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025 (the "Agreement")

1.
We refer to the Agreement. Terms defined in the Agreement shall bear the same meaning herein.
2.
We confirm that as at [insert date]:
(a)
the Total Debt was [ ● ] and the Total Capitalisation was [ ● ]. Accordingly the ratio of Total Debt to Total Capitalisation is not greater than 0.45:1.00;
(b)
the Consolidated Tangible Net Worth was [ ● ] and the Minimum Tangible Net Worth was [ ● ]. Accordingly, the Consolidated Tangible Net Worth was not less than Minimum Tangible Net Worth;
(c)
Primary FAL of the Borrower (less any amounts designated to support Solvency Deficits) shall be not less than 55 per cent of Adjusted ECA of the Borrower; and
(d)
Own FAL of the Borrower shall not be less than 50 per cent of the Adjusted ECA of the Borrower.
3.
We confirm that, as at the date of this certificate, no Default is continuing.

Signed: …………………………………………… ……………………………………………
Director of [Borrower] Director of [Borrower]

129

130

Schedule 11

Form of Letter of Credit

To: The Society and the Council of Lloyd's

c/o The Manager, Market Services

Fidentia House, Walter Burke Way

Chatham Maritime, Chatham

Kent ME4 4RN

Dated: [ ● ]

Dear Sirs:

Irrevocable Standby Letter of Credit No. [ ● ]

Re: Inigo Corporate Member Limited (the "Applicant")

This Clean Irrevocable Standby Letter of Credit (the "Credit") is issued by the banks whose names are set out in Schedule 1 hereto (the "Issuing Banks", and each an "Issuing Bank") in favour of the Society of Lloyd's ("Lloyd's") on the following terms.

1.
Subject to the terms hereof, the Issuing Banks shall make payments within two business days of demand on Barclays Bank PLC (the "Agent") in accordance with paragraph 4 below.
2.
Upon a demand being made by Lloyd's pursuant to paragraph 4 below each Issuing Bank shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Schedule 1 hereto bears to the aggregate Commitments of all the Issuing Banks set out in Schedule 1 hereto provided that the obligations of the Issuing Banks under this Credit shall be several and no Issuing Bank shall be required to pay an amount exceeding its Commitment set out in Schedule 1 hereto and the Issuing Banks shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of USD [●]. Any payment by an Issuing Bank hereunder shall be made in USD to the Lloyd's account specified in the demand made by Lloyd's pursuant to paragraph 4 below.
3.
This Credit is effective from [●] (the "Commencement Date") and will expire on the Final Expiration Date. This Credit shall remain in force until we give you not less than four years' notice in writing terminating the same on the fourth anniversary of the Commencement Date or on any date subsequent thereto as specified in such notice (the "Final Expiration Date"), our notice to be sent by registered mail for the attention of the Manager, Market Services, at the above address.
4.
Subject to paragraph 3 above, the Issuing Banks shall pay to Lloyd's under this Credit upon presentation of a demand by Lloyd's on the Agent at UK Trade Operations, Barclays, 5th Floor, One Snowhill, Snowhill Queensway, Birmingham, B4 6GN, substantially in the form set out in Schedule 2 hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Banks to Lloyd's under this Credit, exceed the maximum amount referred to in paragraph 2 above).
5.
The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd's hereunder other than in its capacity as an Issuing Bank.

131

6.
All charges are for the Applicant's account.
7.
Subject to any contrary indication herein, this Credit is subject to The International Standby Practices – ISP98 (1998 publication - International Chamber of Commerce Publication No 590).
8.
This Credit shall be governed by and interpreted in accordance with English law and the Issuing Banks hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.
9.
Each of the Issuing Banks engages with Lloyd's that demands made under and in compliance with the terms of this Credit will be duly honoured on presentation.

Yours faithfully,

Signed by BARCLAYS BANK PLC as Agent for and on behalf of [Names of all Issuing Banks including the Agent] By: Name: Authorised Signatory	By: Name: Authorised Signatory

132

Issuing Banks' Commitments

Name and address of Issuing Bank	Commitment
[●]	$[●]
[●]	$[●]

133

Form of Demand [on Lloyd's letterhead]

THE SOCIETY OF LLOYD'S TRUSTEE OF LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Letter of Credit. Payment should be made by way of CHAPS. The account details are as follows:

[National Westminster Bank Plc City of London Office PO Box 12258

1 Princes Street London EC2R 8AP] Please quote Member Code

Yours faithfully

for Manager Market Services

By: Name:

Title: Your ref: Our ref: MEM/ / / /C911f:

BILL OF EXCHANGE

The Society of Lloyd's

Trustee of

Letter of Credit No. [●]

Please pay in accordance with the terms of the Letter of Credit to our order the amount of $[●]

134

For and on behalf of

Authorised Signatory Market Services

To: Barclays Bank PLC

as the Agent

135

Schedule 12

Letter of Comfort [on Lloyd's letterhead]

Private and confidential

For the attention of:

(1)
Inigo Corporate Member Limited
(2)
London Bridge 2 PCC Limited acting on behalf of its segregated cell 16
(3)
Barclays Bank PLC
(4)
National Westminster Bank PLC
(5)
ING Bank N.V., London Branch
(6)
SMBC Bank International plc
(7)
Lloyds Bank PLC
(8)
ABN AMRO Bank N.V.
(9)
HSBC Bank plc
(10)
The Bank of Nova Scotia, London Branch

Date: [ ● ]

Our reference [ ● ]

Dear Sirs

Inigo Corporate Member Limited ("Applicant"): FUNDS AT LLOYD'S

We acknowledge that the Applicant has provided or will provide Funds at Lloyd's as follows:-

1.
cash and/or investments deposited or will be deposited by or for the Applicant by London Bridge 2 PCC Limited acting on behalf of its segregated cell 16, will be $[ ● ]) ("Own FAL"); and
2.
an irrevocable letter of credit issued in favour of Lloyd's by Barclays Bank PLC, National Westminster Bank PLC, ING Bank N.V., London Branch, Lloyds Bank PLC, SMBC Bank International plc, ABN AMRO Bank N.V., HSBC Bank plc and The Bank of Nova Scotia, London Branch, as issuing banks, in the amount of $620,000,000 (the "Secondary FAL"),

(1 and 2 above together being, the "FAL") to be used to support and stand security for the general business at Lloyd's of the Applicant as a continuing member of Lloyd's.

You have requested that, in the event of FAL having to be applied in respect of Lloyd's obligations of the Applicant incurred in respect of any underwriting year of account, Lloyd's would make the application, under the applicable trust instrument, in the following order:

(a)
first, the Own FAL, to the extent not already drawn down, until such Own FAL is exhausted;

136

(b)
second (and only once Own FAL has been exhausted), the Secondary FAL.

As you are aware, Funds at Lloyd's are held by Lloyd's in its capacity as trustee under the relevant trust instrument and any decision to drawdown or apply any Funds at Lloyd's under the relevant trust instrument in respect of Lloyd's obligations involves an exercise of discretion in the light of the circumstances prevailing at the time of such decision. However, although no binding undertaking can be given now by Lloyd's as to the order of drawdown or application of the FAL, we confirm that in the event of the FAL having to be drawn down or applied, Lloyd's will take into account your request that such FAL be drawn down or applied in the order referred to above.

Please note that our acknowledgement as to the above order of drawdown and application is subject to the preparation and execution of the appropriate documentation and submission of the appropriate assets.

For the avoidance of doubt, Lloyd's shall not be responsible to you or any other person for any losses incurred by you or such other person as a consequence of acting in reliance upon this letter.

This letter supersedes any prior letter issued by us in relation to the Applicant with respect to its Funds at Lloyd's.

Yours faithfully

Authorised Signatory

The Society & Council of Lloyd's

Telephone: 01634 392940

Fax: 01634 392366

Email: neil.marsh@lloyds.com

137

138

Schedule 13

Form of Accession Letter

To: Barclays Bank PLC as Agent

From: [Subsidiary] and Inigo Corporate Member Limited

Dated: [ ● ]

Dear Sirs

Inigo Corporate Member Limited
$620,000,000 Letter of Credit Facility Agreement originally dated 3 November 2021, as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025 (the "Agreement")

1.
We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.
[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 21.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].
3.
[Subsidiary's] administrative details are as follows:

Address: [ ● ]

Attention: [ ● ]

4.
This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
5.
This Accession Letter is entered into by deed.

Inigo Corporate Member Limited [Subsidiary]

By: By:

139

Schedule 14

Form of Resignation Letter

To: Barclays Bank PLC as Agent

From: [resigning Guarantor] and Inigo Corporate Member Limited

Dated: [ ● ]

Dear Sirs

Inigo Corporate Member Limited

$620,000,000 Letter of Credit Facility Agreement originally dated 3 November 2021, as amended and restated on 31 October 2022, 26 October 2023 and 29 October 2024, as amended pursuant to an amendment agreement dated 23 December 2024 and as further amended and restated on __________ 2025 (the "Agreement")

1.
We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.
Pursuant to clause 21.3 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.
3.
We confirm that:
(a)
no Default is continuing or would result from the acceptance of this request; and
(b)
[ ● ].2
4.
This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Inigo Corporate Member Limited [resigning Guarantor]

By: By:

2 Insert any other conditions required.

140

Schedule 15

Timetables

Delivery of a duly completed Utilisation Request (clause 3.1 (Delivery of a Utilisation Request)	U-5 9.30 a.m.
Agent determines (in relation to a Utilisation) the amount of the Utilisation and notifies the Lenders, if required under clause 3.5(b) (Notification)	U-5 12 noon.

"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

141

SIGNATURES

[Signature pages not restated]

[Signature pages – Inigo FAL facility – Fourth Amendment and Restatement Agreement]	1